                                                                   Exhibit 4-NN
                                                                  EXECUTION COPY



                                DANA CORPORATION,
                                   as Issuer,

                                       and

                                 CITIBANK, N.A.,
                     as Trustee, Registrar and Paying Agent

                     --------------------------------------

                                    INDENTURE

                           Dated as of March 11, 2002

                     --------------------------------------

                             10-1/8 % Notes due 2010

                                TABLE OF CONTENTS
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                                                                                                                    PAGE
ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE.............................................................     1
         SECTION 1.1.   Definitions..............................................................................     1
         SECTION 1.2.   Other Definitions........................................................................    31
         SECTION 1.3.   Incorporation by Reference of Trust Indenture Act........................................    32
         SECTION 1.4.   Rules of Construction....................................................................    33

ARTICLE II THE SECURITIES........................................................................................    33
         SECTION 2.1.   Form, Dating and Terms...................................................................    33
         SECTION 2.2.   Execution and Authentication.............................................................    39
         SECTION 2.3.   Registrar and Paying Agent...............................................................    40
         SECTION 2.4.   Paying Agent To Hold Money in Trust......................................................    40
         SECTION 2.5.   Securityholder Lists.....................................................................    41
         SECTION 2.6.   Transfer and Exchange....................................................................    41
         SECTION 2.7.   Form of Certificate to be Delivered in Connection with Transfers to Institutional
                  Accredited Investors...........................................................................    43
         SECTION 2.8.   Form of Certificate to be Delivered in Connection with Transfers
                  Pursuant to Regulation S.......................................................................    45
         SECTION 2.9.   Mutilated, Destroyed, Lost or Stolen Securities..........................................    47
         SECTION 2.10.   Temporary Securities....................................................................    47
         SECTION 2.11.   Cancellation............................................................................    48
         SECTION 2.12.   Payment of Interest; Defaulted Interest.................................................    48
         SECTION 2.13.   Computation of Interest.................................................................    49
         SECTION 2.14.   CUSIP, ISIN and Common Code Numbers.....................................................    49

ARTICLE III COVENANTS............................................................................................    50
         SECTION 3.1.   Application of Certain Covenants.........................................................    50
         SECTION 3.2.   Payment of Principal, Premium, if any, and Interest......................................    50
         SECTION 3.3.   Maintenance of Office or Agency..........................................................    50
         SECTION 3.4.   Money for Securities Payments to be Held in Trust; Unclaimed Money.......................    51
         SECTION 3.5.   Corporate Existence......................................................................    52
         SECTION 3.6.   Reports by the Company...................................................................    52
         SECTION 3.7.   Annual Certificate.......................................................................    53
         SECTION 3.8.   Books of Record and Account..............................................................    53
         SECTION 3.9.   Limitation on Liens......................................................................    53
         SECTION 3.10.   Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock................    54
         SECTION 3.11.   Limitation on Restricted Payments.......................................................    57
         SECTION 3.12.   Limitation on Certain Asset Dispositions................................................    61
         SECTION 3.13.   Limitation on Sale and Leaseback Transactions...........................................    63
         SECTION 3.14.   Limitation on Payment Restrictions Affecting Restricted Subsidiaries....................    64
         SECTION 3.15.   Limitation on Transactions with Affiliates..............................................    65
         SECTION 3.16.   Limitation on Guarantees by Restricted Subsidiaries.....................................    66
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
         SECTION 3.17.   Offer to Repurchase Upon a Change of Control............................................    67
         SECTION 3.18.   Payments for Consents...................................................................    69
         SECTION 3.19.   Further Instruments and Acts............................................................    69

ARTICLE IV MERGER, CONSOLIDATION OR SALE BY THE COMPANY..........................................................    69
         SECTION 4.1.   Merger, Consolidation, Etc...............................................................    69

ARTICLE V REDEMPTION OF SECURITIES...............................................................................    70
         SECTION 5.1.   Applicability of Article.................................................................    70
         SECTION 5.2.   Election to Redeem; Notice to Trustee....................................................    70
         SECTION 5.3.   Selection of Securities to be Redeemed...................................................    71
         SECTION 5.4.   Notice of Redemption.....................................................................    71
         SECTION 5.5.   Deposit of Redemption Price..............................................................    72
         SECTION 5.6.   Securities Payable on Redemption Date....................................................    72
         SECTION 5.7.   Securities Redeemed in Part..............................................................    72
         SECTION 5.8.   Optional Redemption......................................................................    73

ARTICLE VI DEFAULTS AND REMEDIES.................................................................................    73
         SECTION 6.1.   Events of Default........................................................................    73
         SECTION 6.2.   Acceleration; Rescission and Annulment...................................................    75
         SECTION 6.3.   Collection of Indebtedness and Suits for Enforcement by Trustee..........................    75
         SECTION 6.4.   Trustee May File Proofs of Claim.........................................................    76
         SECTION 6.5.   Trustee May Enforce Claims Without Possession of Securities..............................    76
         SECTION 6.6.   Delay or Omission Not Waiver.............................................................    76
         SECTION 6.7.   Waiver of Past Defaults..................................................................    76
         SECTION 6.8.   Control by Majority......................................................................    76
         SECTION 6.9.   Limitation on Suits by Holders...........................................................    77
         SECTION 6.10.   Rights of Holders to Receive Payment....................................................    77
         SECTION 6.11.   Application of Money Collected..........................................................    77
         SECTION 6.12.   Restoration of Rights and Remedies......................................................    78
         SECTION 6.13.   Rights and Remedies Cumulative..........................................................    78
         SECTION 6.14.   Waiver of Usury, Stay or Extension Laws.................................................    78
         SECTION 6.15.   Undertaking for Costs...................................................................    78

ARTICLE VII TRUSTEE..............................................................................................    79
         SECTION 7.1.   Certain Duties and Responsibilities of the Trustee.......................................    79
         SECTION 7.2.   Rights of Trustee........................................................................    79
         SECTION 7.3.   Trustee May Hold Securities..............................................................    80
         SECTION 7.4.   Money Held in Trust......................................................................    80
         SECTION 7.5.   Trustee's Disclaimer.....................................................................    80
         SECTION 7.6.   Notice of Defaults.......................................................................    81
         SECTION 7.7.   Reports by Trustee to Holders............................................................    81
         SECTION 7.8.   Securityholder Lists.....................................................................    81
         SECTION 7.9.   Compensation and Indemnity...............................................................    81
         SECTION 7.10.   Replacement of Trustee..................................................................    82
         SECTION 7.11.   Acceptance of Appointment by Successor..................................................    83
         SECTION 7.12.   Eligibility; Disqualification...........................................................    84
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
         SECTION 7.13.   Merger, Conversion, Consolidation or Succession to Business.............................    84
         SECTION 7.14.   Appointment of Authenticating Agent.....................................................    84

ARTICLE VIII DISCHARGE OF INDENTURE; DEFEASANCE..................................................................    86
         SECTION 8.1.   Termination of Company's Obligations Under this Indenture................................    86
         SECTION 8.2.   Application of Trust Funds...............................................................    87
         SECTION 8.3.   Company's Option to Effect Defeasance or Covenant Defeasance.............................    87
         SECTION 8.4.   Defeasance and Discharge.................................................................    87
         SECTION 8.5.   Covenant Defeasance......................................................................    87
         SECTION 8.6.   Conditions to Defeasance or Covenant Defeasance..........................................    88
         SECTION 8.7.   Deposited Money and U.S. Government Obligations to Be Held in Trust......................    89
         SECTION 8.8.   Repayment to Company.....................................................................    89
         SECTION 8.9.   Indemnity for U.S. Government Obligations................................................    90
         SECTION 8.10.   Reinstatement...........................................................................    90

ARTICLE IX SUPPLEMENTAL INDENTURES...............................................................................    90
         SECTION 9.1.   Supplemental Indentures Without Consent of Holders.......................................    90
         SECTION 9.2.   Supplemental Indentures with Consent of Holders..........................................    91
         SECTION 9.3.   Compliance with Trust Indenture Act......................................................    92
         SECTION 9.4.   Execution of Supplemental Indentures.....................................................    92
         SECTION 9.5.   Effect of Supplemental Indentures........................................................    92

ARTICLE X MISCELLANEOUS..........................................................................................    93
         SECTION 10.1.   Trust Indenture Act Controls............................................................    93
         SECTION 10.2.   Notices.................................................................................    93
         SECTION 10.3.   Communication by Holders with other Holders.............................................    94
         SECTION 10.4.   Certificate and Opinion as to Conditions Precedent......................................    94
         SECTION 10.5.   Statements Required in Certificate or Opinion...........................................    94
         SECTION 10.6.   When Securities Disregarded.............................................................    94
         SECTION 10.7.   Rules by Trustee, Registrars and Paying Agents..........................................    95
         SECTION 10.8.   Legal Holidays..........................................................................    95
         SECTION 10.9.   GOVERNING LAW...........................................................................    95
         SECTION 10.10.   No Recourse Against Others.............................................................    95
         SECTION 10.11.   Successors.............................................................................    95
         SECTION 10.12.   Multiple Originals.....................................................................    95
         SECTION 10.13.   Qualification of Indenture.............................................................    95
         SECTION 10.14.   Table of Contents; Headings............................................................    95
         SECTION 10.15.   Separability...........................................................................    96
         SECTION 10.16.   Benefits of Indenture..................................................................    96

EXHIBIT A.........Form of the Initial Securities
EXHIBIT B.........Form of the Exchange Securities
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                                     -iii-

                  INDENTURE, dated as of March 11, 2002, between Dana Corporation, a Virginia corporation (the "Company") and Citibank, N.A., a national banking association, as trustee (the "Trustee"), registrar and paying agent.

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of (i) the Company's $250,000,000 10-1/8 % Notes due 2010 issued on the Issue Date (the "Initial Securities"), (ii) if and when issued, additional 10 -1/8% Notes due 2010 that may be offered from time to time subsequent to the Issue Date (the "Additional Securities"), (iii) if and when issued in exchange for, or upon registered resale of, Initial Securities or Additional Securities as provided in a Registration Rights Agreement (as hereinafter defined), the Company's 10-1/8 % Notes due 2010 (the "Exchange Securities"). The Initial Securities, the Additional Securities and the Exchange Securities are collectively referred to herein as the "Securities".

                                   ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.1. Definitions

         "Acquired Indebtedness" of any specified Person means Indebtedness of any other Person and its Restricted Subsidiaries existing at the time such other Person merged with or into or became a Restricted Subsidiary of such specified Person or assumed by the specified Person in connection with the acquisition of assets from such other Person and not incurred by the specified Person in connection with or in anticipation of (a) such other Person and its Restricted Subsidiaries being merged with or into or becoming a Restricted Subsidiary of such specified Person or (b) such acquisition by the specified Person.

         "Additional Securities" has the meaning ascribed to it in the second introductory paragraph of this Indenture.

         "Affiliate" means, when used with reference to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the referent Person, as the case may be. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of management or policies of the referent Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

         "Agent" means any Registrar, Paying Agent, Authenticating Agent or co-Registrar.

         "Applicable Procedure" means the rules and procedures of DTC, Euroclear and Clearstream, in each case to the extent applicable.

         "Asset Disposition" means any sale, transfer or other disposition (including, without limitation, by merger, consolidation or Sale and Leaseback Transaction) of:

                  (1) shares of Capital Stock of a Restricted Subsidiary of the Company (other than directors' qualifying shares) or

                  (2) property or assets of the Company or any of its Restricted Subsidiaries.

                  Notwithstanding the foregoing, an Asset Disposition shall not include:

                  (1) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

                  (2) the sale of Cash Equivalents in the ordinary course of business;

                  (3) a disposition of inventory in the ordinary course of business;

                  (4) a disposition of obsolete or worn out property or property that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

                  (5) transactions permitted under Section 4.1 hereof;

                  (6) an issuance of Capital Stock by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary;

                  (7) for purposes of Section 3.12 hereof only, the making of a Permitted Investment or a disposition subject to Section 3.11 hereof;

                  (8) an Asset Swap effected in compliance with Section 3.12 hereof;

                  (9) any sale, transfer or other disposition of defaulted receivables for collection;

                  (10) the grant in the ordinary course of business of any license of patents, trademarks, registrations therefor and other similar intellectual property;

                  (11) the granting of any Lien (or foreclosure thereon) securing Indebtedness to the extent that such Lien is granted in compliance with Section 3.9 hereof and dispositions in connection with Permitted Liens;

                  (12) sales of accounts receivable in connection with the Receivables Facility;

                  (13) sales of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Subsidiary for the fair market value thereof, including cash in an amount at least equal to 90% of the fair market value thereof as determined in accordance with GAAP;

                  (14) transfers of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" (or a fractional undivided interest therein) by a Securitization Subsidiary in a Qualified Securitization Transaction; and

                  (15) any isolated sale, transfer or other disposition that does not (together with all related sales, transfers or dispositions) involve aggregate consideration in excess of $10.0 million.

                  An "Associate" of, or a Person "associated" with, any Person, means:

                  (1) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and

                  (2) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

         "Asset Swap" means the concurrent purchase and sale or exchange of Related Business Assets between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash received must be applied in accordance with Section 3.12 hereof.

         "Attributable Indebtedness" in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

         "Authenticating Agent" means any authenticating agent appointed by the Trustee pursuant to Section 7.14 hereof.

         "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing

                  (1) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment, by

                  (2) the sum of all such payments.

          "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal or state bankruptcy, insolvency, reorganization or other law for the relief of debtors.

         "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon occurrence of a subsequent condition (other than a condition that the Holders waive one or more provisions of this Indenture).

         "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

         "Board Resolution" means a copy of a resolution of the Board of Directors of the Company or the equivalent body of any Restricted Subsidiary, as applicable, certified by the Secretary or an Assistant Secretary of the Company, or the equivalent officer of any Restricted Subsidiary, as applicable, to have been duly adopted by the Board of Directors of the Company or the Restricted Subsidiary, as applicable, and to be in full force and effect on the date of the certificate, and delivered to the Trustee.

         "Book-Entry Interest" means a depositary interest representing 100% beneficial interest in a Global Security.

          "Business Day," means a day (other than Saturday or Sunday) on banks are not permitted or required to be closed in New York City.

         "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

         "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease before the first date such lease may be terminated without penalty.

         "Cash Equivalents" means:

                  (1) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

                  (2) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a credit rating of "A" or better from either S&P or Moody's;

                  (3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by

         S&P or "A" or the equivalent thereof by Moody's, and having combined capital and surplus in excess of $500.0 million;

                  (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1),
         (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

                  (5) commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by S&P or "P-2" or the equivalent thereof by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

                  (6) interests in any investment company or money market fund which invests solely in instruments of the type specified in clauses
         (1) through (5) above.

         "Change of Control" means the occurrence of one or more of the following events:

                  (1) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than employee or retiree benefit plans or trusts sponsored or established by the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding Voting Stock;

                  (2) the following individuals cease for any reason to constitute more than two-thirds of the number of directors then serving on the Board of Directors of the Company: individuals who, on the Issue Date, constitute the Board of Directors of the Company and any new director (other than a director whose initial assumption of the office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors of the Company or nomination for election by the Company's stockholders was approved by the vote of at least a majority of the directors then still in office or whose appointment, election or nomination was previously so approved or recommended;

                  (3) the shareholders of the Company shall approve any Plan of Liquidation (whether or not otherwise in compliance with the provisions of this Indenture);

                  (4) the Company or any Restricted Subsidiary of the Company, directly or indirectly, sells, assigns, conveys, transfers, leases or otherwise disposes of, in one transaction or a series of related transactions, all or substantially all of the property or assets of the Company and the Restricted Subsidiaries of the Company (determined on a consolidated basis) to any Person; provided, that neither the merger of a Restricted Subsidiary of the Company into the Company or into any Restricted Subsidiary of the Company nor a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the property or assets of a Restricted Subsidiary of the Company into the Company or into any Restricted Subsidiary of the Company shall be deemed to be a Change of Control.

         For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

         "Clearstream" means Clearstream Banking, societe anonyme, and any successor thereto.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Common Stock" means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

         "Company" means Dana Corporation, a Virginia corporation, or a successor corporation.

         "Company Order" and "Company Request" mean, respectively, a written order or request signed in the name of the Company by two Officers, one of whom must be the Chairman of the Board, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer or the Controller of the Company.

         "Consolidated Coverage Ratio" means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Interest Expense for such four fiscal quarters, provided, however, that:

         (1) if the Company or any Restricted Subsidiary:

                           (a) has incurred any Indebtedness since the beginning
                  of such four fiscal quarters that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be computed based on (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and to the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

                           (b) has repaid, repurchased, defeased or otherwise
                  discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

                  (2) if since the beginning of such period the Company or any Restricted Subsidiary will have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition:

                           (a) the Consolidated EBITDA for such period will be
                  reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

                           (b) Consolidated Interest Expense for such period
                  will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of The Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

                  (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit, division or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the incurrence of any

         Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

                  (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment or acquisition of assets occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months).

         "Consolidated EBITDA" for any period means, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

                  (1) Consolidated Interest Expense;

                  (2) Consolidated Income Taxes;

                  (3) consolidated depreciation expense;

                  (4) consolidated amortization of intangibles; and

                  (5) other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation).

         "Consolidated Income Taxes" means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

         "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

         (1) interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

         (2) amortization of debt discount;

         (3) non-cash interest expense;

         (4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

         (5) the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

         (6) net costs associated with Hedging Obligations (including amortization of fees);

         (7) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

         (8) the product of (a) all dividends paid or payable in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries payable to a party other than the Company or a Restricted Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; and

         (9) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; provided, however, that there will be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary.

         For purposes of the foregoing, total interest expense will be determined after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Protection Agreements.

         "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

         (1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

                  (a) subject to the limitations contained in clauses (4), (5) and (6) below, the Company's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

                  (b) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

         (2) any net income (loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period before the date of such acquisition;

         (3) any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

                  (a) subject to the limitations contained in clauses (4), (5) and (6) below, the Company's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

                  (b) the Company's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

         (4) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale and Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business (provided that sales of equipment and related assets (including contract rights) or Receivables or interests therein pursuant to Qualified Securitization Transactions shall be deemed to be in the ordinary course) and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

         (5) any extraordinary gain or loss; and

         (6) the cumulative effect of a change in accounting principles.

         "Consolidated Net Tangible Assets" means the total assets (less applicable reserved and other properly deductible items) on the balance sheet of the Company and its consolidated Subsidiaries for the most recent fiscal quarter, less (i) all current liabilities and (ii) goodwill, trade names, patents, organization expenses and other like intangibles of the Company and its consolidated Subsidiaries.

         "Consolidated Tangible Assets" means the total assets (less applicable reserved and other properly deductible items) on the balance sheet of the Company and its consolidated Subsidiaries for the most recent fiscal quarter, less goodwill, trade names, patents, organization expenses and other like intangibles of the Company and its consolidated Subsidiaries.

         "Corporate Trust Office" means the office of the Trustee in which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 111 Wall Street, 14th Floor, New York, New York 10005, Attention: Citibank Agency & Trust.

         "Credit Facilities" means (i) the 364-Day Credit Agreement dated as of December 19, 2001, as amended by Amendment No. 1 dated February 1, 2002, among Dana, as borrower, the initial lenders named therein, as initial lenders, and Citibank, N.A., as Administrative Agent, Deutsche Banc Alex. Brown Inc. and Bank of America, N.A., as Syndication Agents, JPMorgan Chase Bank, as Documentation Agent and Salomon Smith Barney Inc., as Lead Arranger and Book Manager, including any related notes, (ii) the Five-Year Credit Agreement dated as of November 15, 2000, as amended by Amendment No. 1 dated February 9, 2001, Amendment No. 2 dated as of December 19, 2001 and Amendment No. 3 dated February 1, 2002, among Dana, as borrower, the initial lenders named therein, as initial lenders, and Citibank, N.A., as Administrative Agent, Deutsche Bank, AG, New York Branch and Bank of America, N.A., as Syndication Agents, JPMorgan Chase Bank, as Documentation Agent and Salomon Smith Barney Inc., as Lead Arranger and Book Manager, including any related notes, and (iii) the Receivables Facility, each as amended to the Issue Date and as such Facilities may from time to time thereafter be amended, restated, supplemented or otherwise modified, including any refinancing, refunding, replacement or extension thereof and whether by the same or any other lender or group of lenders; provided that no amendment, restatement, supplement or other modification to such facilities shall permit a Restricted Subsidiary to be a borrower thereunder except to the extent permitted under clause (16) of Section 3.10 hereof or provide for the granting of a Lien other than as permitted by Section 3.9 hereof; and provided, further, that in no event shall the amount of Indebtedness which the Company may incur under the Credit Facilities, including any refinancing, refunding, replacement or extension thereof, exceed $1.56 billion.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in currency values to or under which the Company or any of its Restricted Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary thereafter.

         "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Depositary" means DTC, and its successors and assigns.

         "Depositary Interest" means a certificate or depositary interest representing 100% beneficial interest in a Global Security.

         "Disqualified Capital Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

         (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

         (2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

         (3) is redeemable at the option of the holder of the Capital Stock, in whole or in part,

in each case on or prior to the date that is 91 days after the date (a) on which the Securities mature, or (b) on which there are no Securities outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Disqualified Stock; provided, further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is redeemable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is redeemable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of Section 3.12 and Section 3.17 hereof and such repurchase complies with Section 3.11 hereof.

         "DTC" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company.

         "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system, and any successor thereto.

         "Event of Default" has the meaning set forth in Section 6.1 hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Offer" shall have the meaning set forth in the Registration Rights Agreement.

         "Exchange Securities" has the meaning ascribed to it in the second introductory paragraph of this Indenture.

         "Funded Debt" means indebtedness for borrowed money owed or guaranteed by the Company or any consolidated Restricted Subsidiary, and any other indebtedness which under GAAP would appear as debt on the Company's consolidated balance sheet, which matures by its terms more than twelve months from the date as of which Funded Debt is to be determined or is extendible or renewable at the option of the obligor to a date more than twelve months from the date as of which Funded Debt is to be determined.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

          "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

                  (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keepwell, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

                  (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

         "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Protection Agreement or Currency Agreement.

         "Holder" or "Securityholder" means the Person in whose name a Security is registered in a Security Register.

         "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurable" and "incurring" shall have meanings correlative to the foregoing), provided that the accrual of interest (whether such interest is payable in cash or in kind) and the accretion of original issue discount shall not be deemed an incurrence of Indebtedness, provided, further, that:

                  (1) any Indebtedness or Capital Stock of a Person existing at the time such Person becomes (after the Issue Date) a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) of the Company shall be deemed to be incurred or issued, as the case may be, by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Company; and

                  (2) any amendment, modification or waiver of any document pursuant to which Indebtedness was previously incurred shall not be deemed to be an incurrence of Indebtedness unless and then only to the extent such amendment, modification or waiver increases the principal or premium thereof or interest rate thereon (including by way of original issue discount).

         "Indebtedness" means, with respect to any Person, at any date, any of the following, without duplication:

                  (1) any liability, contingent or otherwise, of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by a note, bond, debenture or similar instrument or letters of credit (including a purchase money obligation) or (c) for the payment of money relating to a Capitalized Lease Obligation or other obligation (whether issued or assumed) relating to the deferred purchase price of property, but excluding trade accounts payable of such Person arising in the ordinary course of business;

                  (2) all conditional sale obligations and all obligations under any title retention agreement (even if the rights and remedies of the seller under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable of such Person arising in the ordinary course of business;

                  (3) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction entered into in the ordinary course of business;

                  (4) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any asset or property (including, without limitation, leasehold interests and any other tangible or intangible property) of such Person, whether or not such Indebtedness is assumed by such Person or is not otherwise such Person's legal liability; provided, that if the obligations so secured have not been assumed by such Person or are otherwise not such Person's legal liability, the amount of such Indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such Indebtedness secured by such Lien or the fair market value of the assets or property securing such Lien;

                  (5) all Indebtedness of others (including all dividends of other Persons the payment of which is) guaranteed, directly or indirectly, by such Person or that is otherwise its legal liability or which such Person has agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds;

                  (6) all Disqualified Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends if any;

                  (7) all obligations under Currency Agreements and Interest Rate Protection Agreements; and

                  (8) all Attributable Indebtedness in respect of Sale and Leaseback Transactions entered into by such person.

         For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall he determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

         The amount of Indebtedness of any Person at any date shall be the outstanding balance without duplication at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date, provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the full amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in accordance with GAAP.

         For the avoidance of doubt, neither the Operating Agreement nor the obligations thereunder shall constitute "Indebtedness" for the purposes of this Indenture or the Securities.

         "Indenture" means this Indenture as originally executed or as amended or supplemented from time to time and shall include the forms and terms of the Securities established as contemplated hereunder.

         "Indirect Participant" means a person who holds an interest through a Participant.

          "Initial Global Securities" means the Regulation S Global Securities and the Rule 144A Global Securities, each of which contains a Restricted Securities Legend.

         "Initial Securities" has the meaning ascribed to it in the second introductory paragraph of this Indenture.

         "interest", when used in this Indenture, includes additional interest which may be payable pursuant to a Registration Rights Agreement.

         "Interest Rate Protection Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect a Person or any Restricted Subsidiary against fluctuations in interest rates to or under which such Person or any Restricted Subsidiary of such Person is a party or a beneficiary on the Issue Date or becomes a party or a beneficiary thereafter.

         "Investment" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances to customers in the ordinary course of business) or other extension of credit (including by way of guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

                  (1) Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;

                  (2) endorsements of negotiable instruments and documents in the ordinary course of business; and

                  (3) an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of common equity securities of the Company.

         For purposes of Section 3.11 hereof,

                  (1) "Investment" will include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

                  (2) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as conclusively determined by the Board of Directors of the Company in good faith) of the Capital Stock of such Subsidiary not sold or disposed of.

         "Investment Grade" means:

                  (1) with respect to S&P, any of the rating categories from and including AAA to and including BBB-; and

                  (2) with respect to Moody's, any of the rating categories from and including Aaa to and including Baa3.

         "Issue Date" means the date of this Indenture.

         "Lien" means, with respect to any Person, any mortgage, pledge, lien, encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property of such Person, or a security interest of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell, in each case securing obligations of such Person and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute or statutes) of any jurisdiction but excluding any such filing or agreement which reflects ownership by a third party of

                  (1) property leased to the referent Person or any of its Restricted Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement or

                  (2) accounts, general intangibles or chattel paper sold to the referent Person.

         "Material Subsidiary" means, at any date of determination, any Subsidiary of the Company that, together with its Subsidiaries,

                  (1) for the most recent fiscal year of the Company accounted for more than 5% of the consolidated revenues of the Company or

                  (2) as of the end of such fiscal year, was the owner of more than 5% of the consolidated assets of the Company, all as set forth on the most recently available consolidated financial statements of the Company and its consolidated Subsidiaries for such fiscal year prepared in conformity with GAAP.

         "Maturity Date" means March 15, 2010.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Net Available Proceeds" from any Asset Disposition by any Person means cash or readily marketable Cash Equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquirer of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) therefrom by such Person, including any cash received by way of deferred payment or upon the monetization or other disposition of any non-cash consideration (including notes or other securities) received in connection with such Asset Disposition, net of:

                  (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred (including, without limitation, fees and expenses of accountants, brokers, printers and other similar entities) and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition;

                  (2) all payments made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition;

                  (3) all payments made with respect to liabilities associated with the assets which are the subject of the Asset Disposition, including, without limitation, trade payables and other accrued liabilities;

                  (4) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, until such time as such amounts are no longer reserved or such reserve is no longer necessary (at which time any remaining amounts will become Net Available Proceeds to be allocated in accordance with the provisions of clause (3) of Section 3.12 hereof; and

                  (5) all distributions and other payments, made to minority interest holders, if any, in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

         "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S under the Securities Act.

         "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder at its address appearing in the Securities Register on the date of the Offer, offering to purchase up to the principal amount of the Securities in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be not less than 30 days nor more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of such Securities within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to such Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender such Securities pursuant to the Offer to Purchase. The Offer shall also state:

                  (1) the section of this Indenture pursuant to which the Offer to Purchase is being made;

                  (2) the Expiration Date and the Purchase Date;

                  (3) the aggregate principal amount of the outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the section of this Indenture requiring the Offer to Purchase) (the "Purchase Amount");

                  (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

                  (5) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount;

                  (6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

                  (7) that interest on any Security not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

                  (8) that on the Purchase Date the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

                  (9) that each Holder electing to tender all or any portion of a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing);

                  (10) that Holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or its Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

                  (11) that (I) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and (II) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased); and

                  (12) that in the case of any Holder whose Security is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security or Securities so tendered.

         An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

         "Officer" means the Chairman of the Board, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary.

         "Officer's Certificate," when used with respect to the Company, means a certificate signed by an Officer who must be the Chairman of the Board, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer or the Controller of the Company.

         "Operating Agreement" means the Operating Agreement dated as of May 23, 1995, between the Company and Dana Credit Corporation, as amended.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to the Company.

         "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                  (1) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                  (2) Securities, or portions thereof, for whose payment or redemption money or U.S. Government Obligations, in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provisions therefor satisfactory to the Trustee have been made;

                  (3) Securities, except to the extent provided in Sections 8.4 and 8.5 hereof, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article VIII hereof; and

                  (4) Securities which have been paid pursuant to Section 2.12 hereof or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, or whether sufficient funds are available for redemption or for any other purpose and for the purpose of making the calculations required by Section 313 of the Trust Indenture Act, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

         "Participant" means, with respect to DTC, a Person who has an account with DTC.

         "Paying Agent" has the meaning provided in Section 2.3 hereof, except that, for the purposes of Article Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them.

         "Permitted Investments" means:

                  (1) Investments in marketable, direct obligations issued or guaranteed by the United States of America, or any governmental entity or agency or political subdivision thereof (provided, that the good faith and credit of the United States of America is pledged in support thereof), maturing within one year of the date of purchase;

                  (2) Investments in commercial paper issued by corporations or financial institutions maturing within 180 days from the date of the original issue thereof, and rated "P-1" or better by Moody's or "A-1" or better by S&P or an equivalent rating or better by any other nationally recognized securities rating agency;

                  (3) Investments in certificates of deposit issued or acceptances accepted by or guaranteed by any bank or trust company organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500,000,000, maturing within one year of the date of purchase;

                  (4) deposits, including interest-bearing deposits, maintained in the ordinary course of business in banks;

                  (5) any acquisition of the Capital Stock of any Person; provided, that after giving effect to any such acquisition such Person shall become a Restricted Subsidiary of the Company;

                  (6) trade receivables and prepaid expenses, in each case arising in the ordinary course of business; provided, that such receivables and prepaid expenses would be recorded as assets of such Person in accordance with GAAP;

                  (7) endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables;

                  (8) any interest swap or hedging obligation with an unaffiliated Person otherwise permitted by this Indenture (including, without limitation, any Currency Agreement and any Interest Rate Protection Agreement otherwise permitted by this Indenture);

                  (9) Investments received as consideration for an Asset Disposition in compliance with Section 3.12 hereof;

                  (10) Investments for which the sole consideration provided is Qualified Capital Stock of the Company; provided, that the issuance of such Qualified Capital Stock is not included in the calculation set forth in clause (3) of the first paragraph of Section 3.11 hereof;

                  (11) loans and advances to employees made in the ordinary course of business;

                  (12) Investments outstanding on the Issue Date;

                  (13) Investments in the Company or a Restricted Subsidiary;

                  (14) Investments in securities of trade creditors, suppliers or customers received pursuant to any plan of reorganization or similar arrangement upon bankruptcy or insolvency of such trade creditor, supplier or customer;

                  (15) Investments made by the Company in Dana Credit Corporation required pursuant to the Operating Agreement;

                  (16) Investments in any Person after the Issue Date in an aggregate amount not in excess of $150.0 million at any one time outstanding; and

                  (17) Investments in publicly traded equity or publicly traded Investment Grade debt obligations issued by a corporation (other than the Company or an affiliate of the Company) organized under the laws of any State of the United States of America and subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act in an aggregate amount not in excess of $10.0 million at any one time outstanding.

         "Permitted Joint Venture" means any Person which is not a Restricted Subsidiary and which is, directly or indirectly, through its subsidiaries or otherwise, engaged principally in a Related Business, and the Capital Stock of which is owned by the Company or its Restricted Subsidiaries, on the one hand, and one or more Persons other than the Company or any Affiliate of the Company, on the other hand.

         "Permitted Liens" mean:

                  (1) Liens for taxes, assessments and governmental charges (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended) that are not yet delinquent or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which adequate reserves have been established or other provisions have been made in accordance with generally accepted accounting principles;

                  (2) statutory mechanics', workmen's, materialmen's, operators' or similar Liens imposed by law and arising in the ordinary course of business for sums which are not yet due or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which adequate reserves have been established or other provisions have been made in accordance with generally accepted accounting principles;

                  (3) minor imperfections of, or encumbrances on, title that do not impair the value of property for its intended use;

                  (4) Liens (other than any Lien under the Employee Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

                  (5) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

                  (6) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or of any of its Restricted Subsidiaries;

                  (7) Liens (including extensions and renewals thereof) upon real or tangible personal property acquired after the Issue Date; provided, that

                           (a) such Lien is created solely for the purpose of
                  securing Indebtedness that is incurred in accordance with this Indenture to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within 180 days after the later of the acquisition, the completion of construction or the commencement of full operation of such property,

                           (b) the principal amount of the Indebtedness secured
                  by such Lien does not exceed 100% of such cost and

                           (c) any such Lien shall not extend to or cover any
                  property or assets of the Company or of any Restricted Subsidiary of the Company other than such item of property or assets and any improvements on such item;

                  (8) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company or of any Restricted Subsidiary of the Company;

                  (9) any interest or title of a lessor in the property subject to any Capitalized Lease Obligation, provided that any transaction related thereto otherwise complies with this Indenture;

                  (10) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

                  (11) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary of the Company that does not give rise to an Event of Default;

                  (12) Liens securing reimbursement obligations with respect to letters of credit incurred in accordance with this Indenture that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

                  (13) Liens in favor of the Trustee arising under this Indenture;

                  (14) any lien existing on property, shares of stock or Indebtedness of a Person at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or consolidated into the Company or a Restricted Subsidiary of the Company or at the time of sale, lease or other disposition of the properties of any Person as an entirety or substantially as an entirety to the Company or any Restricted Subsidiary of the Company;

                  (15) Liens on property of any Subsidiary of the Company to secure Indebtedness for borrowed money owed to the Company or to another Restricted Subsidiary of the Company;

                  (16) Liens in favor of the Company or any Restricted
         Subsidiary;

                  (17) Liens existing on the Issue Date;

                  (18) Liens in favor of custom and revenue authorities arising as a matter of law to secure payment of nondelinquent customs duties in connection with the importation of goods;

                  (19) Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business that are within the general parameters customary in the industry, in each case securing Indebtedness under an Interest Rate Protection Agreement;

                  (20) Liens encumbering deposits made in the ordinary course of business to secure nondelinquent obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or its Restricted Subsidiaries for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made;

                  (21) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business in accordance with industry practice;

                  (22) Liens securing Indebtedness which is incurred to refinance Indebtedness which had been secured by a Lien or Liens permitted under Section 3.9 hereof and which is incurred in accordance with the provisions of Section 3.10 hereof; provided that such Liens do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced;

                  (23) Liens securing the Receivables Facility;

                  (24) Liens granted in connection with any Qualified Securitization Transaction;

                  (25) Liens securing Indebtedness incurred by Restricted Subsidiaries incurred in accordance with the provisions of Section 3.10 hereof; and

                  (26) in addition to the items referred to in clauses (1) through (25) above, Liens of the Company and its Restricted Subsidiaries in an aggregate amount which, when taken together with the aggregate amount of all other Liens incurred pursuant to this clause
         (26) and then outstanding, will not exceed 5% of Consolidated Tangible Assets.

         "Permitted Secured Debt" means (1) Secured Debt existing at the date of this Indenture; (2) liens on real or personal property acquired, constructed or improved by the Company or a Restricted Subsidiary after the date of this Indenture which are created contemporaneously with, or within 12 months after, the acquisition, construction or improvement to secure all or any part of the purchase price of such property or the cost of such construction or improvement;
(3) mortgages on property of the Company or a Restricted Subsidiary created within 12 months of the completion of construction or improvement of any new plant(s) on such property to secure the cost of such construction or improvement; (4) liens on property existing at the time the property was acquired by the Company or any Restricted Subsidiary; (5) liens on the outstanding shares or indebtedness of a corporation existing at the time such corporation becomes a Subsidiary; (6) liens on stock (except stock of Subsidiaries) acquired after the date of this Indenture if the aggregate cost thereof does not exceed 15% of Consolidated Net Tangible Assets; (7) liens securing indebtedness of a successor corporation to the Company to the extent permitted by this Indenture; (8) liens securing indebtedness of a Restricted Subsidiary at the time it became such; (9) liens securing indebtedness of any entity outstanding at the time it merged with, or substantially all of its properties were acquired by, the Company or any Restricted Subsidiary; (10) liens created, incurred or assumed in connection with an industrial revenue bond, pollution control bond or similar financing arrangement between the Company or any Restricted Subsidiary and any federal, state or municipal government or other governmental body or quasi-governmental agency; (11) liens in connection with government or other contracts to secure progress or advance payments; (12) liens in connection with taxes or legal proceedings to the extent such taxes or legal proceedings are being contested or appealed in good faith or are incurred for the purpose of obtaining a stay or discharge in the course of such proceedings; (13) liens consisting of mechanics' or materialmen's or similar liens incurred in the ordinary course of business and easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in title thereto; (14) liens made in connection with or to secure payment of workers' compensation, unemployment insurance, or social security obligations; (15) liens in connection with the Sale and Leaseback Transactions which are not subject to the limitations set forth in Section 3.13 hereof; (16) mortgages to secure debt of a Restricted Subsidiary to the Company or to another Restricted Subsidiary;
(17) extensions, renewals or replacements of the foregoing permitted liens to the extent of the original amounts thereof; and (18) Secured Debt of the Company and its Restricted Subsidiaries not otherwise permitted or excepted if the sum of such Secured Debt plus the aggregate value of Sale and Leaseback Transactions subject to the limitations set forth in Section 3.13(b) hereof, does not exceed 15% of the Consolidated Net Tangible Assets.

         "Person" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization, or government or any agency or political subdivision thereof.

         "Place of Payment," when used with respect to the Securities, means the place or places where the principal of, premium, if any, and interest, if any, and any other payments on such Securities are payable as specified as contemplated by Section 2.3 hereof.

         "Plan of Liquidation" means, with respect to any Person, a plan (including by operation of law) that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously):

                  (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the referent Person; and

                  (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of the referent Person to holders of Capital Stock of the referent Person.

         "Preferred Stock" means, as applied to the Capital Stock of any Person, the Capital Stock of such Person (other than the Common Stock of such Person) of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

         "Principal Property" means any real property (including building and other improvements) of the Company or any Restricted Subsidiary, owned currently or hereafter acquired (other than any pollution control facility, cogeneration facility or small power production facility) which has a book value in excess of 2% of Consolidated Net Tangible Assets.

         "Qualified Capital Stock" means, with respect to any Person, any Capital Stock of such Person that is not Disqualified Capital Stock or convertible into or exchangeable or exercisable for Disqualified Capital Stock.

         "Qualified Securitization Transaction" means any transaction or series of transactions that have been or may be entered into by any of the Restricted Subsidiaries of the Company in connection with or reasonably related to a transaction or series of transactions in which any of the Restricted Subsidiaries of the Company may sell, convey or otherwise transfer to

                  (1) a Securitization Subsidiary or

                  (2) any other Person, or may grant a security interest in, any equipment and related assets (including contract rights) or Receivables or interests therein secured by the goods or services financed thereby (whether such Receivables are then existing or arising in the future) of any of the Restricted Subsidiaries of the Company, and any assets related thereto including, without limitation, all security or ownership interests in goods or services financed thereby, the proceeds of such Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

         "QIB" means any "qualified institutional buyer", as defined in Rule 144A under the Securities Act.

         "Rating Agency" means each of (1) S&P and (2) Moody's.

         "Receivables" means any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the financing by any Restricted Subsidiary of the Company of goods or services, and monies due thereunder, security or ownership interests in the goods and services financed thereby, records related thereto, and the right to payment of any interest or finance charges and other obligations with respect thereto, proceeds from claims on insurance policies related thereto, any other proceeds related thereto, and any other related rights.

         "Receivables Facility" means the Receivables Purchase Agreement dated as of March 29, 2001, among Dana Asset Funding LLC, as the Seller, Corporate Receivables Corporation, Twin Towers Inc., Falcon Asset Securitization Corporation and Park Avenue Receivables Corporation, as Investors, Citibank, N.A., Deutsche Bank AG, New York Branch, Bank One, NA (Main Office Chicago) and The Chase Manhattan Bank, as Banks, Citicorp North America, Inc., as Program Agent, Deutsche Bank AG, New York Branch, as Administrative Agent, Citicorp North America, Inc., Deutsche Bank AG, New York Branch, Bank One, NA (Main Office Chicago) and The Chase Manhattan Bank, as Investor Agents, the Company, as Collection Agent and an Originator and certain subsidiaries of the Company parties thereto, as Originators; the Purchase and Contribution Agreement, dated as of March 29, 2001, among the Company and certain of its subsidiaries parties thereto, as Sellers, and Dana Asset Funding LLC, as Purchaser; the Originator Purchase Agreement Performance Guaranty dated as of March 29, 2001, by the Company in favor of Dana Asset Funding LLC; the Seller Purchase Agreement Performance Guaranty dated as of March 29, 2001, made by the Company in favor of Citibank North

America, Inc., as Program Agent; and related agreements and instruments, each as amended to the Issue Date and as such agreements and instruments may from time to time thereafter be amended, restated, supplemented, or otherwise modified, including any refinancing, refunding, replacement or extension thereof, whether by the same or any other group of parties.

         "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Price," when used with respect to any Security to be redeemed, in whole or in part, means the price at which it is to be redeemed pursuant to this Indenture.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated March 6, 2002, as amended from time to time, between Salomon Smith Barney Inc. and the several other parties named therein as initial purchasers, as initial purchasers, and the Company, and with respect to any Additional Securities, one or more substantially similar registration rights agreements as may be entered into between the Company and the other parties thereto, as such agreement(s) may be amended from time to time.

         "Related Business" means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Subsidiaries on the date of this Indenture.

         "Related Business Assets" means assets used or useful in a Related Business.

         "Remaining Scheduled Payments" means, with respect to each Security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date if such Security were not redeemed. However, if such Redemption Date is not an interest payment date with respect to such Security, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

         "Responsible Officer," when used with respect to the Trustee, shall mean any officer within the corporate trust department of the Trustee, including any vice president, any assistant vice president, any trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with a particular subject and who shall have direct responsibility for the administration of this Indenture.

         "Restricted Securities Legend" means the legend set forth in clause (A) of Section 2.1(c) hereof.

         "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

         "Secured Debt" means indebtedness (other than indebtedness among the Company and Restricted Subsidiaries) for money borrowed, or other indebtedness on which interest is paid or payable, which is secured by (1) a Lien on any Principal Property of the Company or a Restricted Subsidiary or on the stock or indebtedness of a Restricted Subsidiary, or (2) any guarantee of indebtedness of the Company by a Restricted Subsidiary.

         "Securities" has the meaning ascribed to it in the second introductory paragraph of this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securitization Subsidiary" means a Subsidiary of the Company which engages in no activities other than those reasonably related to or in connection with the entering into of securitization transactions and which is designated by the Board of Directors of the Company (as provided below) as a Securitization
Subsidiary:

                  (1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which

                           (a) is guaranteed by the Company or any Restricted
                  Subsidiary of the Company,

                           (b) is recourse to or obligates the Company or any
                  Restricted Subsidiary of the Company in any way other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction or

                           (c) subjects any property or asset of the Company or
                  any Restricted Subsidiary of the Company (other than those of a Securitization Subsidiary), directly or indirectly, continently or otherwise, to any Lien or to the satisfaction thereof, other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction;

                  (2) with which neither the Company nor any Restricted Subsidiary of the Company

                           (a) provides any credit support or

                           (b) has any contract, agreement, arrangement or
                  understanding other than on terms that are fair and reasonable and that are no less favorable to the Company or such Restricted Subsidiary than could be obtained from an unrelated Person (other than, in the case of subclauses (a) and (b) of this clause (2), representations, warranties and covenants (including those relating to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction and intercompany notes relating to the sale of Receivables to such Securitization Subsidiary); and

                  (3) with which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolutions of the Board of Directors of the Company giving effect to such designation.

         "Security Register" means the register of Securities maintained by the Registrar pursuant to Section 2.3 hereof.

         "Shelf Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

         "Stated Maturity" means, with respect to any security or Indebtedness of a Person, the date specified therein as the fixed date on which any principal of such security or Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase thereof at the option of the holder thereof).

         "Subsidiary" of any Person means

                  (1) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Restricted Subsidiaries of such Person or by such Person and one or more Restricted Subsidiaries of such Person or

                  (2) any other Person in which such Person, a Restricted Subsidiary of such Person or such Person and one or more Restricted Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, have at least a majority ownership interest.

          "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, except as provided in Section 9.3 hereof.

         "Trustee" means the party named as such in the first paragraph of this Indenture until a successor Trustee replaces it pursuant to the applicable provisions of this Indenture, and thereafter means such successor Trustee.

         "U.S. Government Obligations" means securities which are (i) direct obligations of the United States, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depositary receipt.

          "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

         "Unrestricted Global Securities" means one or more Global Securities that do not and are not required to be bear the Restricted Securities Legend.

         "Unrestricted Securities" means the Securities that do not and are not required to bear the Restricted Securities Legend.

         "Unrestricted Subsidiary" means:

                  (1) each of Dana Credit Corporation, Diamond Financial Holdings, Inc., Dana Commercial Credit (UK) Limited, DCC Leasing GmbH and Shannon Properties Gmbh and their respective Subsidiaries until such time as it is designated a Restricted Subsidiary pursuant to the second succeeding sentence;

                  (2) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

                  (3) any Subsidiary of an Unrestricted Subsidiary.

         The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock of, or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company; provided, that either

                  (1) the Subsidiary to be so designated has total assets of $1,000 or less or

                  (2) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 3.11 hereof to the extent then applicable.

         The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation (a) if such Unrestricted Subsidiary at such time has Indebtedness, the Company could incur $1.00 of additional Indebtedness under clause (1) of Section 3.10 hereof and (b) no Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Company shall be evidenced by the Company to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

         "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors or other governing body of such Person.

SECTION 1.2.  Other Definitions

Term                                                                 Defined in Section
"Affiliate Transaction"........................................      3.15
"Asset Sale Offer Trigger Date"................................      3.12
"Change of Control Offer"......................................      3.17
"Change of Control Payment"....................................      3.17
"Change of Control Payment Date"...............................      3.17
"Covenant Defeasance"..........................................      8.5
"Defaulted Interest"...........................................      2.12
"Defeasance"...................................................      8.4
"Definitive Securities"........................................      2.1(a)
"Exchange Global Security".....................................      2.1(a)
"Global Securities"............................................      2.1(a)
"IAI Certificate"..............................................      2.7
"IAI Definitive Securities"....................................      2.1(a)
"IAIs".........................................................      2.1(a)
"IAI Security".................................................      2.1(a)
"Initial Purchasers"...........................................      2.1(a)
"Investment Grade Rating Event"................................      3.1
"Legal Holiday"................................................      10.8
"Registrar"....................................................      2.3
"Regulation S".................................................      2.1(a)
"Regulation S Certificate".....................................      2.8
"Regulation S Definitive Securities"...........................      2.1(a)
"Regulation S Global Security".................................      2.1(a)
"Regulation S Security"........................................      2.1(a)
"Resale Restriction Termination Date"..........................      2.1(c)
"Restricted Payment"...........................................      3.11(a)
"Rule 144A"....................................................      2.1(a)
"Rule 144A Definitive Securities"..............................      2.1(a)
"Rule 144A Global Security"....................................      2.1(a)
"Rule 144A Security"...........................................      2.1(a)
"Sale and Leaseback Transaction"...............................      3.13
"Special Record Date"..........................................      2.12(a)
"Standard No. 76"..............................................      8.8
"Subsidiary Guarantee".........................................      3.16(a)
"Subsidiary Guarantor".........................................      3.16(a)
"Unutilized Net Available Proceeds"............................      3.12


         SECTION 1.3. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

         "indenture securities" means the Securities.

         "indenture security holder" means a Securityholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by the Commission rules have the meanings assigned to them by such definitions.

SECTION 1.4. Rules of Construction. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (a) a term has the meaning assigned to it;

         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (c) "or" is not exclusive;

         (d) "including" means including without limitation;

         (e) words in the singular include the plural and words in the plural include the singular; and

         (f) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE II
                                 THE SECURITIES

SECTION 2.1. Form, Dating and Terms

         (a) The Initial Securities are being offered and sold by the Company pursuant to a Purchase Agreement, dated March 6, 2002, between Salomon Smith Barney Inc. and the several other initial purchasers named therein, as initial purchasers (collectively, the "Initial Purchasers") and the Company. The Initial Securities issued on the date hereof will be in an aggregate principal amount of $250,000,000. In addition, the Company may issue, from time to time in accordance with the provisions of this Indenture, Additional Securities. The Initial Securities and Additional Securities will be resold initially only to
(A) QIBs in reliance on Rule 144A under the Securities Act ("Rule 144A") and (B) Non-U.S. Persons in reliance on Regulation S under the Securities Act ("Regulation S"). Such Initial Securities and Additional Securities may thereafter be transferred to, among others, QIBs, Non-U.S. Persons and institutional "accredited investors" (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act who are not QIBs ("IAIs")) in accordance with the procedures set forth herein.

         Initial Securities and Additional Securities offered and sold to QIBs in the United States in reliance on Rule 144A (each, a "Rule 144A Security") will be issued in the form of a global Security, without interest coupons, substantially in the form of Exhibit A hereto, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.1(c) hereof (a "Rule 144A Global Security"), deposited with DTC (or to or for the benefit of its nominee), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Securities representing the Initial Securities or Additional Securities may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Security may from time to time be increased or decreased by adjustments made on the records of DTC as hereinafter provided.

         Initial Securities and Additional Securities offered and sold outside the United States in reliance on Regulation S (each, a "Regulation S Security") will be issued in the form of a global Security, without interest coupons, substantially in the form set forth in Exhibit A hereto, including appropriate legends as set forth in Section 2.1(c) hereof (a "Regulation S Global Security"), deposited with DTC (or to or for the benefit of its nominee), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Regulation S Global Securities representing the Initial Securities or Additional Securities may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Security may from time to time be increased or decreased by adjustments made on the records of Depositary as hereinafter provided.

         Securities that may be resold to IAIs in the United States (each, an "IAI Security"), will be issued in the form of definitive fully registered Securities, without interest coupons, substantially in the form set forth in Exhibit A hereto, including appropriate legends as set forth in Section 2.1(c) hereof, duly executed by the Company and authenticated by the Trustee as hereinafter provided and delivered to the respective IAIs.

         Exchange Securities exchanged for interests in the Rule 144A Security, the Regulation S Security and the IAI Security, if any, will be issued in the form of a permanent global Security substantially in the form of Exhibit B hereto, which is hereby incorporated by reference and made a part of this Indenture, deposited with DTC (or to or for the benefit of its nominee), as hereinafter provided, including the appropriate legend set forth in Section 2.1(c) hereof each, an "Exchange Global Security"). The Exchange Global Securities may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate amount of the Exchange Global Security may from time to time be increased or decreased by adjustments made on the records of the Depositary as hereinafter provided.

         Each Rule 144A Global Security, each Regulation S Global Security and each Exchange Global Security are sometimes collectively herein referred to as the "Global Securities."

         Securities issued pursuant to Section 2.1(d)(vii) hereof in exchange for or upon transfer of beneficial interests in a Global Security may be in the form of permanent certificated Securities, without interest coupons, in substantially the form set forth in Exhibit A or Exhibit B, as appropriate, including appropriate legends set forth in Section 2.1(c) hereof (the "Definitive Securities"). Definitive Securities issued in exchange for beneficial interests in the Rule 144A Global Security as hereinafter referred to as "Rule 144A Definitive Securities." Definitive Securities issued in exchange for beneficial interests in the Regulation S Global Security are hereinafter referred to as "Regulation S Definitive Securities." Definitive Securities issued to IAIs are hereinafter referred to as "IAI Definitive Securities."

         The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibits A and B hereto and in Section 2.1(c) hereof. The Company and the Trustee shall approve the forms of the Securities and any notation, endorsement or legend on them. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibits A and B hereto are part of the terms of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

                  (b) Denominations. The Securities shall be issuable only in fully registered form, without interest coupons, and in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

                  (c) Restrictive Legends. Unless and until (i) an Initial Security or an Additional Security is sold under an effective registration statement or (ii) an Initial Security or an Additional Security is exchanged for an Exchange Security in connection with an effective registration statement, in each case pursuant to a Registration Rights Agreement or a similar agreement,

                  (A) each Rule 144A Global Security, each Regulation S Global Security and each IAI Security shall bear the following legend (the "Restricted Securities Legend") on the face thereof:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE

         ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT,
         (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR
         (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) AND
         (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE", and

         (B) The Global Securities shall bear the following legend on the face thereof:

         "THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

                  (d) Book-Entry Provisions for Global Securities.

                           (i) The Global Securities initially shall (A) be
                  registered in the name of the Depositary or the nominee of such Depositary, (B) be deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for the Depositary, (C) bear the Global Security legends set forth in
                  Section 2.1(c). The Depositary shall be DTC unless the Company appoints a successor Depositary by delivery of a Company Order to the Trustee specifying such successor Depositary.

                           (ii) The Depositary or its nominee shall be the
                  Holder of the Global Securities, and owners of beneficial interests in the Securities represented by the Global Securities shall hold such interest pursuant to the Applicable Procedures. Any such owner's beneficial ownership of any such Securities will be shown only on, and the transfer of such ownership interest shall be effected only through, records maintained by the Depositary or its nominee.

                           (iii) All payments on a Global Security will be made
                  to the Depositary or its nominee, as the case may be, as the registered owner and Holder of such Global Security. The Company will be fully discharged by payment to or to the order of such Depositary from any responsibility or liability in respect of each amount so paid.

                           (iv) Unless and until it is exchanged in whole or in
                  part for a Global Security in certificated form, a Global Security may not be transferred except as a whole by the Depositary or nominee thereof to another nominee of the Depositary or to a successor of Depositary or a nominee of such successor.

                           (v) Owners of beneficial interests in Global
                  Securities shall be entitled or required, as the case may be, but only under the circumstances described in Section 2.1(d)(vii), to receive physical delivery of physical Securities.

                           (vi) Securities issued in exchange for a Global
                  Security or any portion thereof pursuant to subsection (vii) of this Section shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any

                  Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and delivery the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof. In the event of the occurrence of any of the events specified in Section 2.1(d)(vii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive form.

                           (vii) Definitive Securities shall be transferred to
                  all beneficial owners in exchange for their beneficial interests in a Global Security, (A) if DTC notifies the Company that it is unwilling or unable to continue to act as a clearing agency for the Global Security or ceases to be a "Clearing Agency" registered under the Exchange Act or (B) if the Depositary or the owner of a Book-Entry Interest so requests such exchange in writing delivered through the applicable Depositary following an Event of Default. In connection with a transfer of an entire Global Security to beneficial owners pursuant to this subsection (vii), the applicable Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the applicable Depositary in exchange for its beneficial interest in the applicable Global Security, an equal aggregate principal amount of Definitive Securities, as the case may be, of authorized denominations. Definitive Securities shall also be issued in exchange for interests in Global Securities in connection with resales of Initial Securities or Additional Securities to IAIs. Upon any issuance of Definitive Securities in respect of less than the entire principal amount of a Global Security, the Depositary shall decrease the aggregate principal amount of such Global Security by making appropriate notations in its records and on such Global Security so as to reflect a decrease equal to the principal amount of Definitive Securities issued in relation to the interests formerly represented by such Global Security.

                           (viii) Any beneficial interest in one of the Global
                  Securities that is transferred to a person who takes delivery in the form of an interest in another Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

                           (ix) Any Definitive Securities delivered in exchange
                  for an interest in a Global Security pursuant to subsection
                  (vii) above shall, except as otherwise provided in Section 2.6 hereof, bear the Restricted Securities Legend, unless such exchange is made on or after (A) an Initial Security or an Additional Security is sold pursuant to an effective registration statement, pursuant to the Registration

                  Rights Agreement, (B) an Initial Security or an Additional Security is exchanged for an Exchange Security in the Exchange Offer under an effective registration statement, pursuant to the Registration Rights Agreement, or (C) the Resale Restriction Termination Date.

                  (e) Definitive Securities. Except as provided in Section 2.1(d) hereof, owners of beneficial interests in Global Securities will not be entitled to receive Definitive Securities.

         SECTION 2.2. Execution and Authentication. One Officer shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless, after giving effect to any exchange of Initial Securities for Exchange Securities.

         A Security shall not be valid until an authorized signatory of the Trustee authenticates the Security manually or by facsimile. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture. Securities shall be dated the date of their authentication.

         At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery:
(1) the Initial Securities for issue on the Issue Date in an aggregate principal amount of $250,000,000, (2) the Additional Securities in an aggregate principal amount to be determined by the Company, and (3) Exchange Securities for issue only in an Exchange Offer or registered resale, in each case pursuant to the Registration Rights Agreement, and only in exchange for the applicable Initial Securities or the Additional Securities, as the case may be, of the same series of an equal principal amount, in each case upon a Company Order. Such Company Order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities are to be authenticated and whether the Securities are to be Initial Securities, Additional Securities or Exchange Securities.

         With respect to any Additional Securities, the Company shall set forth in a resolution of its Board of Directors and an Officer's Certificate, the following information:

                           (i) the aggregate principal amount of such Additional
                  Securities to be authenticated and delivered pursuant to this Indenture; and

                           (ii) the issue price and the issue date of the
                  Additional Securities.

         All Securities issued under the Indenture (whether Initial Securities, Additional Securities or Exchange Securities) will be treated as a single series for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

         In case the Company, pursuant to Article IV hereof, shall be consolidated or merged with or into any other Person or shall transfer or lease all or substantially all of its assets to any Person, and the successor Person formed by or surviving any such consolidation or any such merger, or to which such transfer or lease shall have been made, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV hereof, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer or lease may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 hereof in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

         SECTION 2.3. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and offices or agencies where Securities may be presented for payment (the "Paying Agents"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars for the Securities. The Company shall cause the Registrar to maintain an office or agency in the Borough of Manhattan, The City of New York. The Company shall maintain a Paying Agent for the Securities in the Borough of Manhattan, The City of New York. The Company may have one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

         The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.9. The Company or any wholly owned Subsidiary may act as Paying Agent, Registrar, co-registrar or transfer agent.

         The Company initially appoints the Trustee in New York as the Paying Agent and Registrar for the Securities.

         SECTION 2.4. Paying Agent To Hold Money in Trust. Prior to 10:00 a.m., New York City time, on each due date of the principal of or interest on any Security, the Company shall deposit with the Paying Agents a sum sufficient to pay such principal or interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee in writing of any default by the Company in making any such payment. If the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

         SECTION 2.5. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Company shall furnish to the Trustee, in writing at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

         SECTION 2.6. Transfer and Exchange.

                  (a) The following provisions shall apply with respect to any proposed transfer of a Security (which is not an Exchange Security) or a beneficial interest therein prior to the date which is two years after the later of the date of its original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date"):

                           (i) a transfer of a Security or a beneficial interest
                  therein to a QIB shall be made upon the representation of the transferee in the form as set forth on the reverse of the Security that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

                           (ii) a transfer of a Security or a beneficial
                  interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.7 hereof from the proposed transferee and, if requested by the Company, the delivery of an opinion of counsel, certification and/or other information satisfactory to it;

                           (iii) a transfer of a Security or a beneficial
                  interest therein to a Non-U.S. Person in reliance upon Regulation S shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in
                  Section 2.8 hereof from the proposed transferee and, if requested by the Company, the delivery of an opinion of counsel, certification and/or other information satisfactory to it.

                  (b) Adjustments to Principal Amounts of Global Securities. Upon any transfer of an interest in a Regulation S Global Security for an interest in a Rule 144A Global Security, the aggregate principal amount of the Regulation S Global Security will be decreased by an amount equal to the interest being transferred and the aggregate principal amount of the Rule 144A Global Security will be increased by a corresponding amount by adjustments made on the records maintained by the relevant Depositary. Upon any transfer of an interest in a Rule 144A Global Security for an interest in a Regulation S Global Security, the aggregate principal amount of the Rule 144A Global Security will be decreased by an amount equal to the interest being transferred and the aggregate principal amount of the Regulation S Global Security will be increased by a corresponding amount by adjustments made on the records maintained by the relevant Depositary. Upon the transfer of Securities represented by a Global Security to an IAI, the aggregate principal amount of the relevant Global Security shall be decreased by an amount equal to the principal amount being transferred which shall be represented by newly issued Definitive Securities by adjustments made on the records maintained by the relevant Depositary. Upon the transfer of Definitive Securities by an IAI to a Person which is a QIB or Non-U.S. person wishing to have such Securities included in the relevant Global Security, such Definitive Securities shall be cancelled and the aggregate principal amount of the relevant Global Security shall be increased by an amount equal to the principal amount of the cancelled Definitive Securities by adjustments made on the records maintained by the relevant Depositary

                  (c) Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities not bearing a Restricted Securities Legend, the Registrar shall deliver Securities that do not bear a Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities bearing a Restricted Securities Legend, the Registrar shall deliver only Securities that bear a Restricted Securities Legend unless such Securities are sold under an effective registration statement under the Securities Act or there is delivered to the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                  (d) Registrar's Records. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to
Section 2.1 hereof or this Section 2.6. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

                  (e) Obligations with Respect to Transfers and Exchanges of Securities.

                           (i) To permit registrations of transfers and
                  exchanges, the Company shall, subject to the other terms and conditions of this Article II, execute and the Trustee shall authenticate Definitive Securities and Global Securities at the request of the Registrar or any co-registrar.

                           (ii) No service charge shall be made to a Holder for
                  any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer.

                           (iii) A Registrar or co-registrar shall not be
                  required to register the transfer of or exchange of any Security for a period beginning (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing or
                  (2) 15 days before an interest payment date and ending on such interest payment date.

                           (iv) Prior to the due presentation for registration
                  of transfer of any Security, the Company and the Trustee and each Paying Agent and Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agents, the Registrar or any co-registrar shall be affected by notice to the contrary.

                           (v) All Securities issued upon any transfer or
                  exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  (f) No Obligation of the Trustee. (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, any Depositary or other Person with respect to the accuracy of the records of any Depositary or their nominees or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) or any notice (including any notice of redemption) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominees in the case of Global Securities). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the Applicable Procedures. The Trustee may conclusively rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

                           (ii) The Trustee shall have no obligation or duty to
monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among, participants, members or beneficial owners of the Depositary in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         SECTION 2.7. Form of Certificate to be Delivered in Connection with Transfers to Institutional Accredited Investors.

                                 IAI Certificate

                                                                CUSIP __________
                                                                 ISIN __________

Dana Corporation
c/o Citibank, N.A., as Trustee

111 Wall Street, 14th Floor
New York, New York 10005
Attention: Citibank Agency & Trust

                 Re:    Dana Corporation
                        10-1/8% Notes due 2010

Dear Sirs:

         This certificate is delivered to request a transfer of $___________ principal amount of the 10-1/8% Notes due 2010 (the notes) of Dana Corporation (the Company).

         Upon transfer, the notes would be registered in the name of the new beneficial owner as follows:

         Name:

         Address:

         Taxpayer ID Number:

         The undersigned Transferee represents and warrants to you that:

         1. We are an institutional "accredited investor" (as defined in Rule 50l(a)(l), (2), (3) or (7) under the Securities Act of 1933, as amended (the Securities Act)), purchasing for our own account or for the account of such an institutional "accredited investor" in each case in a minimum principal amount of notes of $250,000 and we are acquiring the notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the notes and we invest in or purchase securities similar to the notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or their investment.

         2. We understand that the notes have not been registered under the Securities Act and, unless so registered, may not be offered, sold or otherwise transferred except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing notes to offer, sell or otherwise transfer such notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such notes (or any predecessor thereto) (the Resale Restriction Termination Date) only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (Rule 144A), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (QIB) that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the

Securities Act) that is purchasing for its own account or for the account of such institutional "accredited investor," in each case in a minimum principal amount of notes of $250,000, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that it is acquiring such notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer of the notes prior to the Resale Restriction Termination Date pursuant to clauses (d), (e) and (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

         3. You are entitled to rely upon this letter, and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Transferee:                                     Transferor:


By:__________________________                   By:________________________


Date:                                           Date:


         SECTION 2.8. Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S.

                            Regulation S Certificate

                                                                 CUSIP _________
                                                                 ISIN __________

Dana Corporation
c/o Citibank, N.A., as Trustee
111 Wall Street, 14th Floor
New York, New York 10005
Attention: Citibank Agency & Trust

                 Re:           Dana Corporation
                               10-1/8% Notes due 2010

Ladies and Gentlemen:

         This certificate is delivered to request a transfer of $___________ principal amount of the 10-1/8% Notes due 2010 (the notes) of Dana Corporation (the Company).

         Upon transfer, the notes would be registered in the name of the new beneficial owner as follows:

         Name:

         Address:

         Taxpayer ID Number:

         In connection with our proposed sale of $__________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the Securities Act), and, accordingly, we represent that:

         (a) the offer of the Securities was not made to a person in the United States;

         (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

         (c) neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

         (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

         In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(l) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(l), as the case may be.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                   Transferor:

                                   By:   __________________________


                                   Date:

         SECTION 2.9. Mutilated, Destroyed, Lost or Stolen Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that such Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security of the same series if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced, and, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like class, tenor and principal amount, bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

         Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

         Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, any Subsidiary Guarantor (if applicable) and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         SECTION 2.10. Temporary Securities. Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for such Definitive Securities of the same series upon surrender of such temporary

Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Securities representing an equal principal amount of Securities of the same class. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a holder of Definitive Securities.

         SECTION 2.11. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agents shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and return to the Company all Securities surrendered for registration of transfer, exchange, payment or cancellation. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

         SECTION 2.12. Payment of Interest; Defaulted Interest. The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in the City of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.3 hereof; provided, however, that, at the option of the Company, each installment of interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register and; provided, further, that all payments with respect to the Securities, the Holders of which have given wire transfer instructions to the Company and the Paying Agent prior to the applicable record date for such payment, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Payments in respect of Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary.

         Interest on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section
2.3 hereof.

         Any interest on any Security which is payable, but is not punctually paid or duly provided for when the same becomes due and payable, shall forthwith cease to be payable to the Holder on the relevant regular record date by virtue of having been such a Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

                  (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) as to which the Defaulted Interest relates are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause (a) provided. Thereupon the Trustee shall fix a record date (the "Special Record Date") for the payment of such Defaulted Interest that shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 10.2 hereof, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

                  (b) The Company may make payment of such Defaulted Interest to the Persons in whose names the Securities as to which the Defaulted Interest relates are registered at the close of business on a specified date in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                  (c) Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

         SECTION 2.13. Computation of Interest. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

         SECTION 2.14. CUSIP and ISIN Numbers. The Company in issuing the Securities shall use "CUSIP" or "ISIN" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" or "ISIN" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the "CUSIP" or "ISIN" numbers for the Securities.

                                  ARTICLE III

                                    COVENANTS

         SECTION 3.1. Application of Certain Covenants. After such time as:

                  (1) the Securities have been assigned an Investment Grade rating by both Rating Agencies;

                  (2) if the Investment Grade rating is BBB-, in the case of S&P, or Baa3, in the case of Moody's, it shall not be accompanied by either (i) in the case of S&P, a negative outlook, creditwatch negative or the equivalent thereof or (ii) in the case of Moody's, a negative outlook, a review for possible downgrade or the equivalent thereof; and

                  (3) no Default under this Indenture has occurred and is continuing,

(all such events collectively constituting an "Investment Grade Rating Event") and notwithstanding that the Securities may later cease to have an Investment Grade rating by either or both Rating Agencies or that the Investment Grade rating may later be accompanied by either or both items (i) or (ii) set forth in paragraph (2) above, the Company and its Restricted Subsidiaries will not be subject to Sections 3.10, 3.11, 3.12, 3.14, 3.15, 3.16, 3.17, paragraph (a) of
Section 3.9, paragraph (a) of Section 3.13 and clause (c) of Section 4.1 hereof, and paragraph (b) of Section 3.9 and paragraph (b) of Section 3.13 hereof shall become effective and apply to the Company and its Restricted Subsidiaries. Notice of the occurrence of an Investment Grade Rating Event shall be delivered by the Company to the Trustee for delivery to the holders of the Securities.

         A change in the rating on the Securities by either Rating Agency shall be deemed to have occurred on the date that such Rating Agency shall have publicly announced the change.

         SECTION 3.2. Payment of Principal, Premium, if any, and Interest. The Company will pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if on such date the Trustee or the relevant Paying Agents hold in accordance with this Indenture money sufficient to pay all principal, premium and interest then due and the Trustee or such Paying Agents, as the case may be, are not prohibited from paying such money to the Securityholders on that date.

         The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         SECTION 3.3. Maintenance of Office or Agency. The Company will maintain in each Place of Payment for the Securities an office or agency where the Securities may be presented or surrendered for payment, where the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such an office or agency of the Company as shall be the offices specified in Section 2.3 hereof. In addition, the Company may designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such offices or agencies. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for the Securities for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

         SECTION 3.4. Money for Securities Payments to be Held in Trust; Unclaimed Money. If the Company should at any time act as its own Paying Agent with respect to the Securities, it will, on or before each due date of the principal of, premium, if any, or interest on the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto sums sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure so to act.

         The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                  (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on the Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (b) give the Trustee notice of any default by the Company or any Subsidiary Guarantor (or any other obligor upon the Securities) in the making of any payment of principal, premium, if any, or interest on the Securities; and

                  (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge or defeasance of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any

Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of any principal, premium or interest on any Security and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on Company Request or (if then held by the Company) shall be discharged from such trust, unless otherwise required by certain provisions of applicable law; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agents with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agents, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, or cause to be mailed to such Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         SECTION 3.5. Corporate Existence. Subject to Article IV hereof, the Company will at all times do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights; provided, however, that the Company shall not be required to preserve any rights if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries and that the loss thereof is not materially disadvantageous to the Company and its Subsidiaries, taken as a whole.

         SECTION 3.6. Reports by the Company. So long as any Security is outstanding, the Company will file with the Securities and Exchange Commission ("SEC") and, within 15 days after it files them with the SEC, file with the Trustee and mail or cause to be mailed to the Holders at their addresses as set forth in the Security Register, copies of the annual reports and of the information, documents and other reports which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or which the Company would be required to file with the Commission if the Company then had a series of securities registered under the Exchange Act. In addition, the Company shall cause its annual report to stockholders and any quarterly or other financial reports furnished to its stockholders generally to be filed with the Trustee and mailed, no later than the date such materials are mailed or made available to the Company's stockholders, to the Holders at their addresses as set forth in the Security Register.

         Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including information concerning the Company's compliance with any of its covenants hereunder, provided that the foregoing shall not relieve the Trustee of any of its responsibilities hereunder.

         SECTION 3.7. Annual Certificate. The Company covenants and agrees to deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officer's Certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under the Indenture and stating that in the course of the performance by the signer of his or her duties as an Officer of the Company he or she would normally have knowledge of any Default or Event of Default and whether or not the signer knows of any Default or Event of Default that occurred during such period. If he or she does, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

         SECTION 3.8. Books of Record and Account. The Company will keep proper books of record and account, either on a consolidated or individual basis. The Company shall cause its books of record and account to be examined either on a consolidated or individual basis, by one or more firms of independent public accountants not less frequently than annually. The Company shall prepare its financial statements in accordance with generally accepted accounting principles as in effect from time to time.

         SECTION 3.9. Limitation on Liens. (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens upon any of their respective properties or assets (including, without limitation, any asset in the form of the right to receive payments, fees or other consideration or benefits) whether owned on the Issue Date or acquired after the Issue Date, other than:

                  (1) Liens granted by the Company on property or assets of the Company securing Indebtedness of the Company that is permitted by this Indenture and that is pari passu with the Securities; provided, that the Securities are secured on an equal and ratable basis with such Liens;

                  (2) Liens granted by the Company on property or assets of the Company securing Indebtedness of the Company that is permitted by this Indenture and that is subordinated to the Securities; provided, that the Securities are secured by Liens ranking prior to such Liens;

                  (3) Permitted Liens;

                  (4) Liens in respect of Acquired Indebtedness permitted by this Indenture; provided, that the Liens in respect of such Acquired Indebtedness secured such Acquired Indebtedness at the time of the incurrence of such Acquired Indebtedness and such Liens and the Acquired Indebtedness were not incurred by the Company or by the Person being acquired or from whom the assets were acquired in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company, and provided, further that such Liens in respect of such Acquired Indebtedness do not extend to or cover any property or assets of the Company or of any Restricted Subsidiary of the Company other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company; and

                  (5) Liens arising from claims of holders of Indebtedness against funds held in a defeasance trust for the benefit of such holders.

         (b) In the event that paragraph (a) of this Section 3.9 no longer applies to the Company and its Restricted Subsidiaries in light of the circumstances set forth in Section 3.1 hereof, except with respect to Indebtedness between the Company and any Restricted Subsidiaries, the Company will not incur or guarantee (or permit Restricted Subsidiaries to incur or guarantee) any Secured Debt other than Permitted Secured Debt without equally and ratably securing the Securities.

         SECTION 3.10. Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to incur, directly or indirectly, any Indebtedness, and the Company will not cause or permit any of its Restricted Subsidiaries to issue any Preferred Stock, except:

                  (1) Indebtedness of the Company, if immediately after giving effect to the incurrence of such Indebtedness and the receipt and application of the net proceeds thereof, the Consolidated Coverage Ratio of the Company for the four full fiscal quarters for which quarterly or annual financial statements are available next preceding the incurrence of such Indebtedness would be greater than 2.25 to 1.00;

                  (2) Indebtedness outstanding on the Issue Date;

                  (3) Indebtedness under the Credit Facilities in an amount not to exceed $1.56 billion;

                  (4) Indebtedness owed by the Company to any Restricted Subsidiary of the Company or Indebtedness owed by a Subsidiary of the Company to the Company or a Restricted Subsidiary of the Company; provided, that, upon either

                           (a) the transfer or other disposition by such
                  Restricted Subsidiary or the Company of any Indebtedness so permitted under this clause (4) to a Person other than the Company or another Restricted Subsidiary of the Company or

                           (b) the issuance (other than directors' qualifying
                  shares), sale, transfer or other disposition of shares of Capital Stock or other ownership interests (including by consolidation or merger) of such Restricted Subsidiary to a Person other than the Company or another such Restricted Subsidiary of the Company as a result of which such Restricted Subsidiary ceases to be a Restricted Subsidiary of the Company, the provisions of this clause (4) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been incurred at the time of any such issuance, sale, transfer or other disposition, as the case may be;

                  (5) Indebtedness of the Company or its Restricted Subsidiaries under any Interest Rate Protection Agreement or Currency Agreement to the extent entered into to hedge any other Indebtedness permitted under this Indenture;

                  (6) Acquired Indebtedness to the extent the Company could have incurred such Indebtedness in accordance with clause (1) above on the date such Indebtedness became Acquired Indebtedness;

                  (7) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in response to worker's compensation claims or self-insurance;

                  (8) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn-out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary of the Company;

                  (9) Obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

                  (10) Indebtedness consisting of notes issued to employees, officers or directors in connection with the redemption or repurchase of Capital Stock held by such Persons in an aggregate amount not in excess of $10.0 million at any time outstanding;

                  (11) Guarantees by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred under another provision of this
         Section 3.10; provided that any Guarantee by a Restricted Subsidiary is given in compliance with Section 3.16 hereof;

                  (12) Indebtedness of the Company under the Initial Securities and the Exchange Securities related thereto;

                  (13) Indebtedness incurred to renew, extend or refinance (collectively for purposes of this clause (13) to "refinance") any Indebtedness incurred pursuant to clauses (1), (2) or (12) of this
         Section 3.10; provided, that:

                           (a) such Indebtedness does not exceed the principal
                  amount (or accreted amount, if less) of Indebtedness so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer, exchange offer, or privately negotiated repurchase, plus the expenses of the Company or such Restricted Subsidiary incurred in connection therewith and

                           (b) (I) in the case of any refinancing of
                  Indebtedness that is pari passu with the Securities such refinancing Indebtedness is made pari passu with or subordinate in right of payment to the Securities, and, in the case of any refinancing of Indebtedness that is subordinate in right of payment to the Securities, such refinancing Indebtedness is subordinate in right of payment to the

                  Securities on terms no less favorable to the Holders than those contained in the Indebtedness being refinanced,

                                    (II) in either case, the refinancing
                  Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued does not have an Average Life that is less than the remaining Average Life of the Indebtedness being refinanced and does not permit redemption or other retirement (including pursuant to any required offer to purchase to be made by the Company or any of its Restricted Subsidiaries) of such Indebtedness at the option of the holder thereof prior to the final Stated Maturity of the Indebtedness being refinanced, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to a required offer to purchase made by the Company or any of its Restricted Subsidiaries) which is conditioned upon a change of control of the Company pursuant to provisions substantially similar to those contained in Section 3.17 hereof and

                                    (III) Indebtedness of a Restricted
                  Subsidiary may not be incurred to refinance any Indebtedness of the Company unless otherwise permitted pursuant to clause
                  (16) below; and

                  provided, further, that any Indebtedness incurred pursuant to clauses (1) or (2) above may be refinanced pursuant to this clause (13) provided that such refinancing occurs not later than three months after the repayment of the Indebtedness being refinanced, notwithstanding an initial repayment of the Indebtedness being refinanced using the Company's available cash resources.

         (14) Indebtedness consisting of take-or-pay obligations contained in supply agreements entered into by the Company or its Restricted Subsidiaries in the ordinary course of business;

         (15) Preferred Stock of Restricted Subsidiaries issued to the Company or any of its Restricted Subsidiaries, provided, that, upon either


                  (a) the transfer or other disposition by such Restricted Subsidiary or the Company of any Preferred Stock so permitted under this clause (15) to a Person other than the Company or another Restricted Subsidiary of the Company or

                  (b) the issuance (other than directors' qualifying shares), sale, transfer or other disposition of shares of Capital Stock or other ownership interests (including by consolidation or merger) of such Restricted Subsidiary to a Person other than the Company or another such Restricted Subsidiary of the Company as a result of which such Restricted Subsidiary ceases to be a Subsidiary of the Company, the provisions of this clause (15) shall no longer be applicable to such Preferred Stock and such Preferred Stock shall be deemed to have been issued at the time of any such issuance, sale, transfer or other disposition, as the case may be;

            (16) Indebtedness incurred by Restricted Subsidiaries to Persons other than the Company and its Restricted Subsidiaries and Preferred Stock of Restricted Subsidiaries issued to Persons other than the Company and its Restricted Subsidiaries, provided that (i) the principal amount of such Indebtedness plus (ii) the stated liquidation preference of such Preferred Stock shall not exceed in the aggregate $250.0 million;

            (17) the consummation of any Qualified Securitization Transaction;
      and

            (18) Indebtedness of the Company or its Restricted Subsidiaries, not otherwise permitted to be incurred pursuant to clauses (1) through (17) of this Section 3.10, which, together with any other outstanding Indebtedness incurred pursuant to this clause (18), has an aggregate principal amount not in excess of $100.0 million at any time outstanding.

      Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock will not be deemed to be an incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value of the Indebtedness in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

      For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

      SECTION 3.11. Limitation on Restricted Payments.

      The Company will not, and will not cause or permit any of its Restricted Subsidiaries to directly or indirectly:

            (A) declare or pay any dividend, or make any distribution of any kind or character (whether in cash, property or securities), in respect of any class of its Capital

      Stock or to the holders thereof in their capacity as stockholders, excluding any (a) dividend or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire its Qualified Capital Stock or (b) in the case of any Restricted Subsidiary of the Company, dividends or distributions payable to the Company or a Restricted Subsidiary of the Company;

            (B) purchase, redeem, or otherwise acquire or retire for value shares of Capital Stock of the Company or a Restricted Subsidiary of the Company, any securities convertible or exchangeable into shares of Capital Stock of the Company or a Restricted Subsidiary of the Company or any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company or a Restricted Subsidiary of the Company, excluding any such shares of Capital Stock, options, warrants, rights or securities which are owned by the Company or a Restricted Subsidiary of the Company;

            (C) make any Investment (other than a Permitted Investment) in any Person; or

            (D) redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, Indebtedness which is subordinate in right of payment to the Securities (each of the transactions described in clauses (A) through (D) (other than any exception to any such clause) being a "Restricted Payment"), if at the time thereof:

            (1) an Event of Default, or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing, or

            (2) upon giving effect to such Restricted Payment, the Company could not incur at least $1.00 of additional Indebtedness pursuant to clause (1) of Section 3.10 hereof, or

            (3) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments made on or after the Issue Date exceeds the sum (without duplication) of:

                  (a) 50% of Consolidated Net Income of the Company (or, in the
            case cumulative Consolidated Net Income of the Company shall be negative, less 100% of such deficit) for the period (treated as an accounting period) from the Issue Date through the last day of the Company's most recently ended fiscal quarter for which financial statements are available; plus

                  (b) 100% of the aggregate net cash proceeds received after the
            Issue Date, including the fair market value of readily marketable securities from the issuance of Qualified Capital Stock of the Company and warrants, rights or options on Qualified Capital Stock of the Company (other than in respect of any such issuance to a Subsidiary of the Company) and the principal amount of

            Indebtedness of the Company or a Subsidiary of the Company that has been converted into or exchanged for Qualified Capital Stock of the Company which Indebtedness was incurred after the Issue Date; plus

                  (c) in the case of the disposition or repayment of any
            Investment constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, less the cost of the disposition of such Investment; plus

                  (d) an amount equal to the sum of (I) the net reduction in
            Investments in Unrestricted Subsidiaries resulting from the receipt of dividends, repayments of loans or advances or other transfers of assets or proceeds from the disposition of Capital Stock or other distributions or payments, in each case to the Company or any Restricted Subsidiary from, or with respect to, interests in Unrestricted Subsidiaries, and (II) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary subsequent to the Issue Date; plus

                  (e) solely in connection with the payment of ordinary
            quarterly dividends on the Company's common stock, an aggregate of $270.0 million.

            For purposes of determining the amount expended for Restricted Payments under this clause (3), property other than cash shall be valued at its fair market value.

      Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not prohibit:

            (1) any dividend on any class of Capital Stock of the Company or any of its Restricted Subsidiaries paid within 70 days after the declaration thereof if, on the date when the dividend was declared, the Company or any of its Restricted Subsidiaries, as the case may be, could have paid such dividend in accordance with the provisions of this Indenture;

            (2) the renewal, extension or refinancing of any Indebtedness otherwise permitted pursuant to the terms of clause (13) of Section 3.10 hereof;

            (3) the exchange or conversion of any Indebtedness of the Company or any of its Restricted Subsidiaries for or into Qualified Capital Stock of the Company;

            (4) any Restricted Payments, including loans or other advances made pursuant to any employee benefit plans (including plans for the benefit of directors) or employment agreements or other compensation arrangements or plans, in each case as such agreement, arrangement or plan is approved by the Board of Directors of the Company in its good faith judgment;

            (5) so long as no Default or Event of Default has occurred and is continuing, any Investment made with the proceeds of a substantially concurrent sale of Qualified Capital Stock of the Company; provided, that the proceeds of such sale of Qualified Capital Stock shall not be (and have not been) included in clause (3) of the preceding paragraph;

            (6) the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company in exchange for or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Qualified Capital Stock of the Company; provided, that the proceeds of such sale of Capital Stock shall not be (and have not been) included in clause (3) of the preceding paragraph;

            (7) so long as no Event of Default has occurred and is continuing, the redemption, repurchase, retirement or other acquisition of any subordinated Indebtedness of the Company in exchange for or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Qualified Capital Stock of the Company; provided, that the proceeds of such sale of Qualified Capital Stock shall not be (and have not been) included in clause (3) of the preceding paragraph;

            (8) so long as no Event of Default has occurred and is continuing, any purchase or redemption or other retirement for value of Capital Stock of the Company required pursuant to any shareholders agreement, management agreement or employee stock option or restricted stock agreement in accordance with the provisions of any such arrangement in an amount not to exceed $5.0 million in the aggregate;

            (9) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof;

            (10) so long as no Event of Default has occurred and is continuing, the redemption of any stock purchase rights under a rights plan in an aggregate amount not to exceed $5.0 million;

            (11) so long as no Event of Default has occurred and is continuing, Investments in Permitted Joint Ventures; provided, that after giving pro forma effect to such Investment, the Company could incur at least $1.00 of additional Indebtedness pursuant to clause (1) of Section 3.10;

            (12) Investments by the Company in Dana Credit Corporation made in the ordinary course of business for periods not exceeding 30 days at any time and in amounts not exceeding $20.0 million at any time outstanding; and

            (13) Restricted Payments by the Company or its Restricted Subsidiaries, not otherwise permitted to be made pursuant to clauses (1) through (12) above, in an aggregate amount not to exceed $75.0 million.

      Each Restricted Payment described in clauses (1), (4) and (8) of the previous sentence shall be taken into account (and the Restricted Payments described in the remaining clauses shall not be taken into account) for purposes of computing the aggregate amount of all Restricted Payments made pursuant to clause (3) of the preceding paragraph.

      SECTION 3.12. Limitation on Certain Asset Dispositions. (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, make one or more Asset Dispositions unless:

            (1) the Company or the Restricted Subsidiary, as the case may be, receives consideration for such Asset Disposition at least equal to the fair market value of the assets sold or disposed of (as determined in good faith by the Company);

            (2) not less than 75% of the consideration for the disposition consists of cash or readily marketable Cash Equivalents or the assumption of Indebtedness (other than non-recourse Indebtedness or any Indebtedness subordinated to the Securities) of the Company or such Restricted Subsidiary or other obligations relating to such assets (and release of the Company or such Restricted Subsidiary from all liability on the Indebtedness or other obligations assumed); and

            (3) all Net Available Proceeds, less any amounts invested or committed to be invested within 360 days of such Asset Disposition in Related Business Assets (including capital expenditures or the Capital Stock of another Person (other than the Company); provided, that immediately after giving effect to any such investment such Person shall be a Restricted Subsidiary of the Company), are applied, on or prior to the 360th day after such Asset Disposition (unless and to the extent that the Company shall determine to make an Offer to Purchase), either to

                  (a) the permanent reduction and prepayment of any Indebtedness of the Company (other than Indebtedness which is expressly subordinate to the Securities) then outstanding (including a permanent reduction of commitments in respect thereof) or

                  (b) the permanent reduction and repayment of any Indebtedness of any Restricted Subsidiary of the Company then outstanding (including a permanent reduction of commitments in respect thereof).

      The 361st day after such Asset Disposition shall be deemed to be the "Asset Sale Offer Trigger Date," and the amount of Net Available Proceeds from Asset Dispositions otherwise subject to the preceding provisions not so applied or as to which the Company has determined not to so apply shall be referred to as the "Unutilized Net Available Proceeds." Within fifteen days after the Asset Sale Offer Trigger Date, the Company shall make an Offer to Purchase the outstanding Securities in the aggregate amount of the Unutilized Net Available Proceeds at a purchase price in cash equal to 100% of their principal amount plus any accrued and unpaid interest thereon to the Purchase Date. Notwithstanding the foregoing, the Company may defer making any Offer to Purchase outstanding Securities until there are aggregate Unutilized Net Available Proceeds equal to or in excess of $25.0 million (at which time, the entire Unutilized

Net Available Proceeds, and not just the amount in excess of $25.0 million, shall be applied as required pursuant to this paragraph). Pending application of the Unutilized Net Available Proceeds pursuant to this covenant, such Unutilized Net Available Proceeds shall be invested in Permitted Investments of the types described in clauses (1), (2) and (3) of the definition of "Permitted Investments."

      If any Indebtedness of the Company or any of its Restricted Subsidiaries ranking pari passu with the Securities requires that prepayment of, or an offer to prepay, such Indebtedness be made with any Net Available Proceeds, the Company may apply such Net Available Proceeds pro rata (based on the aggregate principal amount of the Securities then outstanding and the aggregate principal amount (or accreted value, if less) of all such other Indebtedness then outstanding) to the making of an Offer to Purchase the Securities in accordance with the foregoing provisions and the prepayment or the offer to prepay such pari passu Indebtedness. Any remaining Net Available Proceeds following the completion of the required Offer to Purchase may be used by the Company for any other purpose (subject to the other provisions of this Indenture) and the amount of Net Available Proceeds then required to be otherwise applied in accordance with this covenant shall be reset to zero, subject to any subsequent Asset Disposition. These provisions will not apply to a transaction consummated in compliance with the provisions of Section 4.1 hereof.

            (b) The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swaps, unless:

            (1) at the time of entering into such Asset Swap and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

            (2) in the event such Asset Swap involves the transfer by the Company or any Restricted Subsidiary of assets having an aggregate fair market value, as determined by the Board of Directors of the Company in good faith, in excess of $20.0 million, the terms of such Asset Swap have been approved by a majority of the members of the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, as being fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view; and

            (3) in the event such Asset Swap involves the transfer by the Company or any Restricted Subsidiary of assets having an aggregate fair market value, as determined by the Board of Directors of the Company in good faith, in excess of $500.0 million, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such Asset Swap is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

            (c) In the event that the Company makes an Offer to Purchase the Securities pursuant to this Section 3.12, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act and any violation of the provisions of the indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default.

      SECTION 3.13. Limitation on Sale and Leaseback Transactions. (a) The Company will not, and will not cause or permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property unless:

            (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sale and Leaseback Transaction at least equal to the fair market value (as determined by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, if the fair market value exceeds $20.0 million) of the property subject to such transaction;

            (2) the Company or such Restricted Subsidiary could have incurred Indebtedness in an amount equal to the Attributable Indebtedness in respect of such Sale and Leaseback Transaction pursuant to Section 3.10 hereof; and

            (3) the Sale and Leaseback Transaction is treated as an Asset Disposition and all of the conditions of Section 3.12 hereof (including the provisions concerning the application of Net Available Proceeds after the Sale and Leaseback Transaction) are satisfied at the time required to be satisfied pursuant to that covenant with respect to such Sale and Leaseback Transaction, treating all of the cash consideration (with the items constituting cash consideration to be determined in accordance with
      Section 3.12 hereof) received in such Sale and Leaseback Transaction as Net Available Proceeds for purposes of such covenant.

      For the purposes of this paragraph (a), the term "Sale and Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a person and the Company or a Restricted Subsidiary leases it from such Person.

      (b) In the event that paragraph (a) of this covenant no longer applies to the Company and its Restricted Subsidiaries in light of the circumstances set forth in Section 3.1 hereof, the Company will not engage in any Sale and Leaseback Transactions (except leases for a temporary period not exceeding 36 months) involving any Principal Property, or permit any of its Restricted Subsidiaries which has been in operation for more than 180 days to do so, unless

            (1) the Company or such Restricted Subsidiary would be entitled to incur Secured Debt on such Principal Property equal to the amount realizable upon such sale or transfer as if such amount were secured by a mortgage, without equally and ratably securing the Securities; or

            (2) an amount equal to the greater of the net proceeds of the sale or the fair value of such Principal Property is applied within 180 days either to (A) the retirement of indebtedness of the Company that was Funded Debt at the time it was created or (B) the purchase of other Principal Property having a value at least equal to the greater of such amounts; or

            (3) the Sale and Leaseback Transaction involved an industrial revenue bond, pollution control bond or other similar financing arrangement between the Company or any Restricted Subsidiary and any federal, state or municipal government or other governmental body or agency.

      For the purposes of this paragraph (b), the term "Sale and Leaseback Transaction" means any arrangement with any person or entity providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property whereby such Principal Property has been or is to be sold or transferred by the Company or a Restricted Subsidiary to such person or entity; provided, however, that the foregoing shall not apply to any such arrangement involving a lease for a term, including renewal rights, of not more than three years.

      SECTION 3.14. Limitation on Payment Restrictions Affecting Restricted Subsidiaries.

            (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or suffer to exist or allow to become effective any consensual encumbrance or restriction of any kind on the ability of any such Restricted Subsidiary to:

            (1) pay dividends, in cash or otherwise, or make other payments or distributions on its Capital Stock or any other equity interest or participation in, or measured by, its profits, owned by the Company or by any Restricted Subsidiary of the Company, or make payments on any Indebtedness owed to the Company or to any Restricted Subsidiary of the Company;

            (2) make loans or advances to the Company or to any Restricted Subsidiary of the Company; or

            (3) transfer any of their respective property or assets to the Company or to any Restricted Subsidiary of the Company.

            (b) The restrictions in paragraph (a) above, however, will not apply to encumbrances or restrictions existing under or by reason of:

            (1) applicable law or regulations;

            (2) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Restricted Subsidiary of the Company;

            (3) any agreement in effect on the Issue Date as any such agreement is in effect on such date;

            (4) any agreement relating to any Indebtedness incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary became a Subsidiary of the Company and outstanding on such date and not incurred in anticipation or contemplation of becoming a Subsidiary of the Company, provided, such encumbrance or restriction shall not apply to any assets of the Company or its Restricted Subsidiaries other than such Restricted Subsidiary;

            (5) any agreement effecting a refinancing of Indebtedness incurred pursuant to an agreement referred to in clause (3) or (4) of this paragraph (b) or this clause (5) or contained in any amendment to an agreement referred to in clause (3) or (4) of this paragraph (b) or this clause (5); provided, however, that the encumbrances and restrictions contained in any such agreement or amendment are no less favorable in any material respect to the Holders of the Securities than the encumbrances and restrictions contained in such agreements referred to in clauses (3) and (4) of this paragraph (b);

            (6) Indebtedness or any other contractual requirements (including pursuant to any corporate governance documents in the nature of a charter or by-laws) of a Securitization Subsidiary arising in connection with a Qualified Securitization Transaction, provided, that any such encumbrances and restrictions apply only to such Securitization Subsidiary; or

            (7) this Indenture.

      SECTION 3.15. Limitation on Transactions with Affiliates.

            (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to:

            (1) sell, lease, transfer or otherwise dispose of any of its property or assets to any Affiliate of the Company or of any Subsidiary,

            (2) purchase any property or assets from any Affiliate of the Company or of any Subsidiary,

            (3) make any Investment in any Affiliate of the Company or of any Subsidiary, or

            (4) enter into or amend or extend any contract, agreement or understanding with or for the benefit of, any Affiliate of the Company or of any Subsidiary (each of (1) through (4) being an "Affiliate Transaction"), other than Affiliate Transactions that are on terms that are no less favorable to the Company or such Restricted Subsidiary of the Company than those that could be obtained in a comparable arm's length transaction by the Company or such Restricted Subsidiary of the Company from an unaffiliated party; provided, that if the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction or series of Affiliate Transactions involving or having an aggregate value of more than $20.0 million, a majority of the disinterested members of the Board of Directors of the Company or a committee thereof shall, prior to the consummation of such Affiliate Transaction, have determined (as evidenced by a resolution thereof) that such Affiliate Transaction meets the foregoing standard.

            (b) The restrictions in paragraph (a) above shall not apply to:

            (1) any transaction between Restricted Subsidiaries of the Company, or between the Company and any Restricted Subsidiary of the Company if such transaction is not otherwise prohibited by the terms of this Indenture;

            (2) transactions entered into in the ordinary course of business;

            (3) reasonable fees and compensation paid to and advances of expenses to and indemnity provided on behalf of officers, directors, employees or consultants of the Company or any Subsidiary as determined in good faith by the Company's Board of Directors or senior management;

            (4) any Qualified Securitization Transactions;

            (5) any agreement as in effect as of the Issue Date (including, without limitation, the Operating Agreement, the agreements relating to the Receivables Facility and the Tax Sharing Agreement between the Company and Dana Credit Corporation) or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

            (6) Restricted Payments permitted by this Indenture;

            (7) loans or advances to employees or consultants in the ordinary course of business;

            (8) joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of this Indenture which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

            (9) any employment or compensation arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business that is not otherwise prohibited by this Indenture.

      SECTION 3.16. Limitation on Guarantees by Restricted Subsidiaries.

            (a) The Company will not cause or permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee the payment of any Indebtedness of the Company unless such Restricted Subsidiary of the Company simultaneously executes and delivers a supplemental indenture to this Indenture providing for the guarantee of payment of the Securities (each a "Subsidiary Guarantee") by such Restricted Subsidiary of the Company (a "Subsidiary Guarantor"); provided, any guarantee by a Subsidiary Guarantor of such other
Indebtedness:

            (1) (a) (I) is unsecured or (II) is secured and (A) in the case of any such guarantee of Indebtedness of the Company ranking pari passu with the Securities, the relevant Subsidiary Guarantees are secured equally and ratably with any Liens securing such guarantee and (B) in the case of any such guarantee of Indebtedness of the Company subordinated to the Securities, the relevant Subsidiary Guarantees are secured on a basis ranking prior to the Liens securing such guarantee and

            (b) (I) in the case of any such guarantee of Indebtedness of the Company subordinated or junior to the Securities (whether pursuant to its terms or by operation of law), such guarantee is subordinated pursuant to a written agreement to the relevant Subsidiary Guarantees at least to the same extent and in the same manner as such other Indebtedness is subordinated to the Securities, or (II) the Subsidiary Guarantees are not subordinated or junior to any Indebtedness of such Subsidiary Guarantor; and

            (2) such Subsidiary Guarantor waives, and agrees it will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary of the Company as a result of any payment by it under such Subsidiary Guarantees.

            (b) Notwithstanding the provisions of paragraph (a) of this Section 3.16, any Subsidiary Guarantee shall provide by its terms that it shall be automatically and unconditionally released and discharged upon either (i) the unconditional release or discharge of such Subsidiary Guarantor's guarantees of all other Indebtedness of the Company (other than a release resulting from payment under such Subsidiary Guarantor's guarantees) or (ii) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all (but not less than all) of the Capital Stock of such Subsidiary Guarantor, or all or substantially all of the assets of such Subsidiary Guarantor, pursuant to a transaction which is in compliance with all of the terms of this Indenture.

            (c) The provisions of paragraph (a) and (b) of this Section 3.16 shall not apply with respect to

            (1) guarantees by Restricted Subsidiaries outstanding on the Issue Date;

            (2) guarantees of Acquired Indebtedness outstanding at the time that a Restricted Subsidiary becomes a Subsidiary of the Company; and

            (3) guarantees by Restricted Subsidiaries of Indebtedness to the extent such Indebtedness could have been incurred by such Restricted Subsidiaries pursuant to clause (16) of Section 3.10 hereof (without duplication in the case of the same Indebtedness being guaranteed by one or more Restricted Subsidiaries).

      SECTION 3.17. Offer to Repurchase Upon a Change of Control.

            (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Securities pursuant to the Change of Control offer on the terms set forth in this Indenture (a "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount of Securities repurchased plus accrued and unpaid interest on the Securities repurchased to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating:

            (1) the transaction or transactions that constitute the Change of Control;

            (2) that the Change of Control Offer is being made pursuant to this
      Section 3.17 and that all Securities tendered shall be accepted for payment;

            (3) the purchase price and the purchase date, which date shall be no earlier than 30 days and no later than 60 days from the date the notice is mailed (the "Change of Control Payment Date");

            (4) that any Security not tendered or properly withdrawn shall continue to accrue interest;

            (5) that, unless the Company defaults in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

            (6) that Holders electing to have any Securities purchased pursuant to a Change of Control Offer shall be required to surrender the Securities, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Securities completed, to a Paying Agent at the addresses specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

            (7) that Holders shall be entitled to withdraw their election if the applicable Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have the Securities purchased; and

            (8) that Holders whose Securities are being purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

            (b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

            (1) accept for payment all Securities or portions of Securities validly tendered and not properly withdrawn pursuant to the Change of Control Offer;

            (2) deposit with the Paying Agents, an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities properly tendered and not properly withdrawn pursuant to the Change of Control Offer; and

            (3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officer's Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company.

            (c) The Paying Agents shall promptly mail to each Holder of Securities validly tendered and not properly withdrawn the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each new Security will be in a principal amount of $1,000 or an integral multiple thereof.

            (d) The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

            (e) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not properly under such Change of Control Offer.

            (f) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 3.17 by virtue of such conflict.

      SECTION 3.18. Payments for Consents. Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

      SECTION 3.19. Further Instruments and Acts. Upon request of the Trustee or as otherwise necessary, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                   ARTICLE IV

                  MERGER, CONSOLIDATION OR SALE BY THE COMPANY

      SECTION 4.1. Merger, Consolidation, Etc.. The Company will not consolidate with or merge with or into any other Person, or transfer (by lease, assignment, sale, or otherwise) all or substantially all of its properties and assets to another Person unless:

            (a) either (1) the Company shall be the continuing or surviving Person in such a consolidation or merger or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which all or substantially all of the properties and assets of the Company are transferred (the Company or such other Person being referred to as the "Surviving Person") shall be a corporation organized and validly existing under the laws of the United States, any state thereof, or the District of Columbia, and shall expressly assume, by a supplemental indenture, all the obligations of the Company under the Securities and this Indenture;

            (b) immediately after the transaction and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, no Event of Default will exist;

            (c) immediately after giving effect to such transaction and the assumption contemplated by clause (a) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Surviving Person could incur at least $1.00 of additional Indebtedness pursuant to clause (1) of
Section 3.10 hereof; and

            (d) an Officer's Certificate has been delivered to the Trustee to the effect that the conditions set forth in the preceding clauses (a), (b) and, to the extent then applicable, (c) have been satisfied and an Opinion of Counsel (from a counsel who shall not be an employee of the Company) has been delivered to the Trustee to the effect that the conditions set forth in the preceding clause (a) and, to the extent then applicable, clause (c), have been satisfied.

      Upon any consolidation, merger or transfer in accordance with the foregoing, the Surviving Person will succeed to and be substituted for the Company with the same effect as if it had been named herein as a party hereto, and thereafter the predecessor corporation will be relieved of all obligations and covenants under the Securities and this Indenture.

                                   ARTICLE V

                            REDEMPTION OF SECURITIES

      SECTION 5.1. Applicability of Article. The Securities shall be redeemable in accordance with their terms and in accordance with this Article.

      SECTION 5.2. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In the case of any redemption at the election of the Company of less than all the Securities, the Company shall, not less than 5 days prior to giving the notice of redemption contemplated by Section 5.4 (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, Redemption Price, and the principal amount of Securities to be redeemed.

      SECTION 5.3. Selection of Securities to be Redeemed. If less than all the Securities are to be redeemed, the particular Securities to be redeemed will be selected not more than 60 days prior to the Redemption Date by the Trustee in compliance with any applicable rules of the securities exchange, if any, on which the Securities are listed or, if the Securities are not listed on a securities exchange or if there are no applicable rules, on a pro rata basis, by lot or by such other method as the Trustee deems appropriate and fair; provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all of the Securities are to be redeemed, the Trustee shall make the selection from the Securities that have not previously been called for redemption and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for the Securities, or any integral multiple of $1,000 in excess thereof) of the principal amount of the Securities of a denomination larger than the minimum authorized denomination for Securities.

      The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. If the Company shall so direct, Securities registered in the name of the Company, any Affiliate of the Company or any Subsidiary of the Company thereof shall not be included in the Securities selected for redemption.

      For purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

      SECTION 5.4. Notice of Redemption. Notice of redemption shall be given in the manner provided for in Section 10.2 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed. The Trustee shall give notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall deliver to the Trustee, at least 5 days prior to day on which the Company wishes for the notice of redemption to be given, an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the following items.

      All notices of redemption shall state:

            (a) the Redemption Date;

            (b) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 5.5 hereof;

            (c) if less than all of the Outstanding Securities are to be redeemed, the identification (and in the case of partial redemption, the principal amounts) of the particular Security or Securities to be redeemed;

            (d) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such

Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed;

            (e) the Place of Payment where such Securities are to be surrendered for payment for the Redemption Price;

            (f) that Securities called for redemption must be surrendered to the applicable Paying Agent to collect the Redemption Price;

            (g) that, on the Redemption Date, the Redemption Price will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date; and

            (h) the CUSIP and ISIN numbers, if any, of the Securities being redeemed.

      Notice of redemption of Securities to be redeemed shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

      SECTION 5.5. Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Trustee or with the applicable Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 3.4) an amount of money sufficient to pay on the Redemption Date the Redemption Price of, and (unless the Redemption Date shall be an interest payment date) interest accrued and unpaid to the Redemption Date on, all Securities or portions thereof which are to be redeemed on that date.

      SECTION 5.6. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest thereon) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more predecessor Securities, registered as such at the close of business on the relevant record dates according to their terms.

      If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

      SECTION 5.7. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part at the office or agency of the Company maintained for such purpose pursuant to Section 3.2 hereof (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company shall execute and the Trustee shall authenticate and deliver to the Holder of that Security, without service charge, a new Security or Securities, having the same form, terms and Stated Maturity, in any authorized denomination equal in aggregate principal amount to the unredeemed portion of the principal amount of the Security surrendered.

      SECTION 5.8. Optional Redemption. The Company may, at its option, redeem the Securities in whole, or from time to time in part, at any time after March 15, 2006. Any redemption pursuant to this Section 5.8 shall be made pursuant to the provisions of Section 5.1 through 5.7 hereof. The Notes shall be redeemable at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued and unpaid interest, if any, to but excluding the Redemption Date, if redeemed during the 12-month period commencing on or after March 15 of the years set forth below:

                                                         REDEMPTION
YEAR                                                       PRICE
----                                                       -----
2006..........................................           105.063%
2007..........................................           102.531%
2008 and thereafter...........................           100.000%


Notwithstanding the foregoing, if a redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note being redeemed is registered at the close of business on such record date, and no additional interest will be payable to holders whose Notes will be subject to redemption by the Company.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

      SECTION 6.1. Events of Default. An "Event of Default" occurs with respect to the Securities if any of the following events occur (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (a) default in the payment of principal of, or premium, if any, on any Security when due at maturity, upon repurchase, upon acceleration or otherwise, including, without limitation, failure of the Company to repurchase any Security on the date required following a Change of Control; or

            (b) default in the payment of any installment of interest on any Security (including any additional interest to be paid as required by the Registration Rights Agreement), when due and continuance of such Default for 30 days or more; or

            (c) failure to observe, perform or comply with any of the applicable provisions of Section 4.1;

            (d) default (other than a default set forth in paragraphs (a), (b) and (c) above) in the performance of, or breach of, any other applicable covenant or warranty of the Company or of any Restricted Subsidiary in this Indenture and failure to remedy such default or breach within a period of 60 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then Outstanding Securities;

            (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary of the Company (or the payment of which is guaranteed by the Company or any Restricted Subsidiary of the Company), which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $100.0 million or more and such acceleration has not been rescinded or annulled or such Indebtedness discharged in full within 30 days;

            (f) the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against the Company or any Restricted Subsidiary of the Company or any of their respective property or assets in an aggregate amount in excess of $100.0 million, which judgments, orders or decrees have not been vacated, discharged, satisfied or stayed pending appeal within 30 days from the entry thereof and with respect to which legal enforcement proceedings have been commenced;

            (g) the Company or a Material Subsidiary, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case or proceeding,
(ii) consents to the entry of an order for relief against it in an involuntary case or proceeding, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, (v) makes an admission in writing of its inability to pay its debts generally as they become due or (vi) takes corporate action in furtherance of any such action; or

            (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company or a Material Subsidiary, in an involuntary case, (ii) adjudges the Company or a Material Subsidiary as bankrupt or insolvent, or approves as properly filed a petition seeking reorganization, arrangement, and adjustment or composition of or in respect of the Company or a Material Subsidiary, or appoints a Custodian of the Company or a Material Subsidiary, or for all or substantially all of its property, or (iii) orders the liquidation of the Company or a Material Subsidiary and, in any such case, the decree remains unstayed and in effect for 60 days.

      The Company shall deliver to the Trustee, as soon as practicable (and in any event no later than the fifth Business Day after any Officer obtains knowledge of such Default), written notice, in the form of an Officer's Certificate, of any Default, its status and what action the Company is taking or proposes to take with respect thereto.

      SECTION 6.2. Acceleration; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in Section 6.1(g) or (h) above involving the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the then Outstanding Securities may, and the Trustee shall upon the request of Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding, declare the unpaid principal of, premium, if any, and accrued and unpaid interest on all the Securities then Outstanding to be due and payable, by a notice in writing to the Company (and to the Trustee, if given by Holders) and upon such declaration such principal amount, premium, if any, and accrued and unpaid interest will become immediately due and payable, notwithstanding anything contained in this Indenture or the Securities to the contrary. If an Event of Default specified in Section 6.1(g) or (h) above involving the Company occurs, all unpaid principal of, and premium, if any, and accrued and unpaid interest on the Securities then Outstanding will ipso facto become due and payable without any declaration or other act on the part of any Trustee or any Holder.

      The Holders of a majority in aggregate principal amount of the Securities then Outstanding by notice to the Trustee may rescind an acceleration of the Securities and its consequences if all existing Events of Default (other than the nonpayment of principal of and premium, if any, and interest on the Securities which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

      SECTION 6.3. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if:

            (a) default is made in the payment of any interest on any Security, if any, when such interest becomes due and payable and such default continues for a period of 30 days, or

            (b) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holder of such Security, the whole amount then due and payable on such Security for principal, premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal, premium, if any, and on any overdue interest, at the rate or rates prescribed therefor in such Security and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

      If an Event of Default with respect to the Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of such Securities by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to secure any other proper remedy.

      SECTION 6.4. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents and take such actions authorized under the Trust Indenture Act as may be necessary or advisable in order to have the claims of the Trustee and the Holders of Securities allowed in any judicial proceedings relating to the Company (or any other obligor upon the Securities), its creditors or its property. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.9 hereof.

      SECTION 6.5. Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee, in its own name as an express trust, without the possession of any of the Securities or the production thereof in any proceeding relating thereto and any recovery of judgment shall, after provision for the reasonable fees and expenses of the Trustee and its counsel, be for the ratable benefit of the Holders of the Securities in respect to which judgment was recovered.

      SECTION 6.6. Delay or Omission Not Waiver. No delay or omission by the Trustee or any Holder of any Securities to exercise any right or remedy accruing upon an Event of Default shall impair any such right or remedy or constitute a waiver of or acquiescence in any such Event of Default.

      SECTION 6.7. Waiver of Past Defaults. In addition to the provisions of
Section 6.2 hereof, the Holders of a majority in aggregate principal amount of the Securities then Outstanding by written notice to the Trustee may waive on behalf of the Holders of all Securities a past Default or Event of Default as it relates to the Securities and its consequences except (i) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest, if any, on any Security or (ii) an Event of Default resulting from the breach of a covenant or provision hereof which pursuant to Section 9.2 hereof cannot be amended or modified without the consent of the Holder of each Outstanding Security adversely affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture.

      SECTION 6.8. Control by Majority. The Holders of a majority in aggregate principal amount of the then Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to the Securities; provided, however, that (a) the Trustee may refuse to follow any direction that conflicts with law or this Indenture (b) the Trustee may refuse to follow any direction that is prejudicial to the rights of the Holders of Securities not consenting or that would in the good faith judgment of the Trustee have a substantial likelihood of involving the Trustee in personal liability and (c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. Prior to the taking of any action hereunder, the Trustee shall be entitled to reasonable indemnification satisfactory to the Trustee against all losses and expenses caused by taking or not taking such action. This paragraph shall be in lieu of
Section 316(a)(1)(A) of the Trust Indenture Act and such Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

      SECTION 6.9. Limitation on Suits by Holders. No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

            (a) the Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities;

            (b) the Holders of at least 25% in aggregate principal amount of the Outstanding Securities have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

            (c) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be, or which may be, incurred by the Trustee in pursuing the remedy;

            (d) the Trustee for 60 days after its receipt of such notice, request and the offer of indemnity has failed to institute any such proceedings; and

            (e) during such 60 day period, the Holders of a majority in aggregate principal amount of the Outstanding Securities have not given to the Trustee a direction inconsistent with such written request.

      No one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

      SECTION 6.10. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, but subject to Section 3.2 hereof, the right of any Holder of a Security to receive payment of principal of, premium, if any, and, subject to Sections 2.1, 2.3 and 2.13 hereof, interest, on the Security, on or after the respective due dates expressed in the Security (or, in case of redemption, on the Redemption Dates), or, subject to Section 6.9 hereof, to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

      SECTION 6.11. Application of Money Collected. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

      First: to the Trustee for amounts due under Section 7.9 hereof;

      Second: to Holders of Securities in respect of which or for the benefit of which such money has been collected for amounts due and unpaid on such Securities for principal of, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, respectively; and

      Third: to the Company.

      The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.

      SECTION 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

      SECTION 6.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 2.10 hereof, no right or remedy herein conferred upon or reserved to the Trustee or the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any existing right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

      SECTION 6.14. Waiver of Usury, Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

      SECTION 6.15. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant.

                                  ARTICLE VII

                                     TRUSTEE

      SECTION 7.1. Certain Duties and Responsibilities of the Trustee.

            (a) Except during the continuance of an Event of Default, the Trustee's duties and responsibilities under this Indenture shall be governed by
Section 315(a) of the Trust Indenture Act.

            (b) In case an Event of Default has occurred and is continuing with respect to the Securities, the Trustee shall exercise the rights and powers vested in it by this Indenture with respect to such Securities, and shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

            (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that this subsection shall not be construed to limit the effect of subsection (a) of this Section; the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders in accordance with Section 6.8 hereof relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

      SECTION 7.2. Rights of Trustee. Subject to the provisions of the Trust Indenture Act:

            (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties. The Trustee need not investigate any fact or matter stated in the document;

            (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of a Board of Directors may be sufficiently evidenced by a Board Resolution;

            (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer's Certificate;

            (d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

            (e) the Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care;

            (f) the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers;

            (g) the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of its rights or powers;

            (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

            (i) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

            (j) whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this
Section 7.2;

            (k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

      SECTION 7.3. Trustee May Hold Securities. The Trustee, any Paying Agent, any Registrar or any other agent of the Company in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company, an Affiliate of the Company or Subsidiary of the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

      SECTION 7.4. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed upon in writing with the Company.

      SECTION 7.5. Trustee's Disclaimer. The recitals contained herein and in the Securities, except the Trustee's certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities or any coupon. The Trustee shall not be accountable for the Company's use of the proceeds from the Securities or for monies paid over to the Company pursuant to the Indenture.

      SECTION 7.6. Notice of Defaults. If a Default occurs and is continuing with respect to the Securities and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall, within 90 days after it occurs, transmit by mail to the relevant Holders of Securities, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, notice of all Defaults known to it unless such Default shall have been cured or waived; provided, however, that except for a Default or Event of Default (i) in payment on the Securities or (ii) that resulted from the failure of the Company to comply with the provisions of Section 4.1 or Section 3.17 hereof , the Trustee may withhold the notice if and so long as its board of directors, its executive committee or a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of the relevant Holders of Securities.

      SECTION 7.7. Reports by Trustee to Holders. Within 60 days after each May 15 of each year commencing with the first May 15 after the Issue Date, the Trustee shall transmit by mail to all Holders of Securities as provided in
Section 313(c) of the Trust Indenture Act a brief report dated as of such May 15 if required by and in compliance with Section 313(a) of the Trust Indenture Act. The Trustee shall also comply with Section 313(b) of the Trust Indenture Act, if applicable. A copy of each such report required pursuant to Section 313(a) or 313(b) of the Trust Indenture Act shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when the Securities are listed on, or delisted from, any stock exchange.

      SECTION 7.8. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Securities. If the Trustee is not the Registrar for the Securities, the Company shall furnish to the Trustee semiannually on or before the last day of June and December in each year, and at such other times as the Trustee may request in writing, a list, in such form and as of such date as the Trustee may reasonably require containing all the information in the possession or control of the Registrar, the Company or any of its Paying Agents other than the Trustee as to the names and addresses of Holders of the Securities.

      SECTION 7.9. Compensation and Indemnity.

            (a) The Company shall pay to the Trustee from time to time such reasonable compensation for its services as the Company and the Trustee shall agree in writing from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

            (b) The Company shall fully indemnify the Trustee or any predecessor Trustee and their agents for, and hold them harmless against, any and all loss, liability, damage, claim or expense including reasonable legal fees and expenses and taxes (other than taxes based upon or determined or measured by the income of the Trustee) incurred by it arising out of or in connection with its acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim of which a Responsible Officer has received written notice for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense; provided that the Company shall pay the reasonable fees and expenses of separate counsel, if any, of the Trustee in connection with such defense only if the actual or potential defendants in such claim include both the Trustee and the Company, and the Trustee shall have reasonably concluded that there may be defenses available to it which are different from or in addition to the defenses which may be available to the Company or there otherwise exists a conflict of interest. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

            (c) The Company need not reimburse any expense or indemnify against any loss, liability, damage or claim incurred by the Trustee as determined by a court of competent jurisdiction to have been caused by its own gross negligence or bad faith or willful misconduct.

            (d) To secure the payment obligations of the Company pursuant to this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Securities.

      When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Sections 6.1(g) or (h) hereof, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

      The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.

      SECTION 7.10. Replacement of Trustee.

            (a) The resignation or removal of the Trustee and the appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in Section 7.11 hereof.

            (b) The Trustee may resign at any time with respect to the Securities by giving written notice thereof to the Company.

            (c) The Holders of a majority in aggregate principal amount of the Outstanding Securities may remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee with the Company's consent.

            (d) If at any time:

                  (i) the Trustee fails to comply with Section 310(b) of the
            Trust Indenture Act after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months; or

                  (ii) the Trustee shall cease to be eligible under Section 7.12 hereof or Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months; or

                  (iii) the Trustee becomes incapable of acting, is adjudged a bankrupt or an insolvent or a receiver or public officer takes charge of the Trustee or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case,
            (A) the Company by or pursuant to a Board Resolution may remove the Trustee with respect to all Securities, or (B) subject to Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

            (e) If the instrument of acceptance by a successor Trustee required by Section 7.11 hereof shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or removal, the Trustee resigning or being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities.

            (f) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 7.11 hereof. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section
7.11 hereof, become the successor Trustee with respect to the Securities and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 7.11 hereof, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

      SECTION 7.11. Acceptance of Appointment by Successor.

            (a) In case of the appointment hereunder of a successor Trustee, every such successor Trustee shall execute, acknowledge and deliver to the Company and to the retiring

Trustee an instrument accepting such appointment. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee, without further act, deed or conveyance, shall become vested with all the rights, powers and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

            (b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to the successor Trustee all such rights, powers and trusts referred to in paragraph (a) of this Section 7.11.

            (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under the Trust Indenture Act.

            (d) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee in the manner provided for notices to the Holders of Securities in Section 10.2 hereof. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

      SECTION 7.12. Eligibility; Disqualification. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Section 310(a)(1) of the Trust Indenture Act and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of Federal, State, Territorial or District of Columbia supervising or examining authority, then, for the purposes of this Section 7.12, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 7.12, it shall resign immediately in the manner and with the effect heretofore specified in this Article.

      SECTION 7.13. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

      SECTION 7.14. Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent with respect to the Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue, exchange, registration of transfer or partial redemption thereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company.

      Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or further act on the part of the Trustee or the Authenticating Agent.

      An Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 7.14, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment to all Holders of Securities with respect to which such Authenticating Agent will serve in the manner set forth in Section 10.2 hereof. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 7.14.

      The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation including reimbursement of its reasonable expenses (including legal fees) for its services under this Section 7.14.

      If an appointment is made pursuant to this Section 7.14, the Securities may have endorsed thereon, in addition to or in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication substantially in the following form:

      This is one of the Securities described in the within-mentioned Indenture.

                                    [_________________________________
                                    as Trustee]


                                    [by_________________________________
                                      as Authenticating Agent]
                                    by_________________________________
                                      Name:
                                      Title:


                                    Dated:______________________________


                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

      SECTION 8.1. Termination of Company's Obligations Under this Indenture. This Indenture shall upon a Company Request cease to be of further effect with respect to the Securities (except as to any surviving rights of registration of transfer or exchange of such Securities and replacement of such Securities which may have been lost, stolen or mutilated as herein expressly provided for) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such Securities when

            (a) either

                  (i) all such Securities previously authenticated and delivered
            (other than (A) such Securities which have been lost, stolen or destroyed and which have been replaced or paid, as provided in
            Section 2.10 hereof, and (B) such Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided in Section 3.4 hereof) have been delivered to the Trustee for cancellation; or

                  (ii) all Securities not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness of the Securities issued hereunder not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Securities issued hereunder to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity; or

            (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

            (c) the Company delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligation of the Company to the Trustee and any predecessor Trustee under Section 7.9 hereof, the obligations of the Company to any Authenticating Agent under Section
7.14 hereof and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of paragraph (a) of this Section, the obligations of the Trustee under Section 7.2 hereof and the last paragraph of Section 3.4 hereof shall survive such satisfaction and discharge.

      SECTION 8.2. Application of Trust Funds. Subject to the provisions of the last paragraph of Section 3.4 hereof, all money deposited with the Trustee pursuant to Section 8.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (excluding the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with or received by the Trustee, but such money need not be segregated from other funds except to the extent required by law.

      SECTION 8.3. Company's Option to Effect Defeasance or Covenant Defeasance. The Company may at its option by or pursuant to Board Resolution, at any time, elect to have Sections 8.4 or 8.5 hereof be applied to Outstanding Securities upon compliance with the conditions set forth below in this Article.

      SECTION 8.4. Defeasance and Discharge. Upon the Company's exercise of the option specified in Section 8.3 above applicable to this Section, the Company shall be deemed to have been discharged from its obligations with respect to the Securities on and after the date the conditions set forth in Section 8.6 hereof are satisfied (hereinafter "defeasance"), subject to reinstatement pursuant to
Section 8.10. For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 8.7 hereof and the other Sections of this Indenture referred to in clause (b) of this Section, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall on a Company Order execute proper instruments acknowledging the same), except the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of such Securities to receive, solely from the trust funds described in Section 8.6(a) hereof and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due; (b) the Company's obligations with respect to such Securities under Sections 2.2, 2.3, 2.4, 2.6, 2.10, 2.12, 3.2, 3.3 and 6.10 hereof; (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (d) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section with respect to the Securities notwithstanding the prior exercise of its option under Section 8.5 hereof with respect to such Securities. Following a defeasance, payment of such Securities may not be accelerated because of an Event of Default.

      SECTION 8.5. Covenant Defeasance. Upon the Company's exercise of the option specified in Section 8.3 hereof applicable to this Section, the Company shall be released from its obligations under Article III (other than under Sections 3.2, 3.3, 3.5, 3.7 and 3.19) and Article IV hereof with respect to the Securities on and after the date the conditions set forth in Section 8.6 hereof are satisfied (hereinafter, "covenant defeasance"), and such Securities shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with Article III (other than under Sections 3.2, 3.3, 3.5, 3.7 and 3.19) and Article IV hereof, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in under Article III (other than under Sections 3.2, 3.3, 3.5, 3.7 and 3.19) and Article IV, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

      SECTION 8.6. Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to the application of Sections 8.4 or 8.5 hereof to any Securities:

            (a) The Company shall have deposited or caused to be deposited irrevocably with the Trustee (or another trustee satisfying the requirements of Section 7.12 hereof who shall agree to comply with, and shall be entitled to the benefits of, the provisions of Sections 8.3 through 8.9 inclusive and the last paragraph of Section 8.3 hereof applicable to the Trustee, for purposes of such Sections also a "Trustee") as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, with instructions to the Trustee as to the application thereof, cash in United States dollars, U.S. Government Obligations which through the payment of interest, if any, and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment referred to in this Section 8.6(a), money in an amount or a combination thereof in an amount sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge, and which shall be applied by the Trustee to pay and discharge the principal of, premium, if any, and interest on such Securities on the maturity of such principal or installment of principal or interest. Before making such a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption or purchase of Securities at a future date or dates in accordance with Article V which shall be given effect in applying the foregoing.

            (b) In the case of an election under Section 8.4 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred.

            (c) In the case of an election under Section 8.5 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

            (d) No Default or Event of Default under this Indenture shall have occurred and be continuing immediately after giving effect to the deposit pursuant to Section 8.6(a) above.

            (e) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company.

            (f) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company is a party or by which it is bound.

            (g) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting cred-itors' rights generally.

            (h) The Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent under this Indenture to either defeasance or covenant defeasance, as the case may be, have been complied with.

      SECTION 8.7. Deposited Money and U.S. Government Obligations to Be Held in Trust. Subject to the provisions of the last paragraph of Section 3.4 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.6 hereof in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (excluding the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such money need not be segregated from other funds except to the extent required by law.

      SECTION 8.8. Repayment to Company. To the extent permitted by the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 76, as amended or interpreted by the Financial Accounting Standards Board from time to time, or any successor thereto ("Standard No. 76"), or to the extent permitted by the Commission, the Trustee shall, from time to time, take one or more of the following actions as specified in a Company Request: (a) retransfer, reassign and deliver to the Company any securities deposited with the Trustee pursuant to Section 8.6(a) hereof, provided that the Company shall, in substitution therefor, simultaneously transfer, assign and deliver to the Trustee other U.S. Governmental Obligations appropriate to satisfy the Company's obligations in respect of the Securities; and (b) the Trustee and Paying Agent shall promptly pay to the Company upon Company Request any excess money or securities held by them at any time, including, without limitation, any assets deposited with the Trustee pursuant to Section 8.6(a) exceeding those necessary for the purposes of Section 8.6(a) hereof. The Trustee shall not take the actions described in subsections (a) and (b) of this Section 8.8 hereof unless it shall have first received a written report of a nationally recognized firm of independent public accountants, (i) expressing their opinion that the contemplated action is permitted by Standard No. 76 or the Commission for transactions accounted for as extinguishment of debt under the circumstances described in paragraph 3.c of Standard No. 76 or any successor provision, and
(ii) verifying the accuracy, after giving effect to such action or actions, of the computations which demonstrate that the amounts remaining to be earned on the U.S. Government Obligations deposited with the Trustee pursuant to
Section 8.6(a) will be sufficient for purposes of Section 8.6(a) hereof.

      SECTION 8.9. Indemnity for U.S. Government Obligations. The Company shall pay, and shall indemnify the Trustee against, any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to this Article or the principal and interest, if any, and any other amount received on such U.S. Government Obligations.

      SECTION 8.10. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Securities in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Securities in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Securities held by the Trustee or any Paying Agent.

            The Trustee's rights under this Article VIII shall survive termination of this Indenture and the resignation or removal of the Trustee.

                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

      SECTION 9.1. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee at any time and from time to time, may enter into indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

            (a) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants and obligations of the Company herein and in the Securities; or

            (b) to add to the covenants of the Company for the benefit of the Holders of the Securities or to surrender any right or power herein conferred upon the Company; provided, however, that in respect of any such additional covenant such supplemental indenture may provide for a particular period of grace after Default (which period may be shorter or longer than that allowed in the case of other Defaults) or may limit the remedies available to the Trustee upon such Default; or

            (c) to add any additional Events of Default with respect to the Securities; or

            (d) to secure the Securities; or

            (e) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trust hereunder by the Trustee, pursuant to the requirements of Section 7.11 hereof; or

            (f) to correct or supplement any provision herein which may be inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Securities affected thereby; or

            (g) to cure an ambiguity or correct any mistake or inconsistency, provided such action shall not adversely affect the interests of the Holders of Securities; or

            (h) to add a Subsidiary Guarantor pursuant to Section 3.16 and
Article X herein or remove a Subsidiary Guarantor, which, in accordance with the terms of this Indenture, ceases to be liable in respect of its Subsidiary Guarantee.

      SECTION 9.2. Supplemental Indentures with Consent of Holders. The Company, the and the Trustee may supplement and amend this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities affected thereby then Outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). However, without the consent of each Securityholder affected, a supplement or amendment may not:

            (a) change the maturity of the principal of or any installment of interest on any such Security or alter the optional redemption or repurchase provisions of any such Security or this Indenture in a manner adverse to the Holders of such Securities;

            (b) reduce the principal amount of (or the premium) of any such Security;

            (c) reduce the rate of or extend the time for payment of interest on any Security;

            (d) change the place or currency of payment of principal of (or premium) or interest on any such Security;

            (e) modify any provisions of this Indenture relating to the waiver of past defaults (other than to add sections to this Indenture or the Securities which do not adversely affect the Holders of Securities) or the right of the Holders of Securities Outstanding thereunder to institute suit for the enforcement of any payment on or with respect to any Securities or the modification and amendment of this Indenture and any Securities (other than to add sections to this Indenture or the Securities which may not be amended, supplemented or waived without the consent of each Holder affected);

            (f) reduce the percentage of the principal amount of Outstanding Securities necessary for amendment to or waiver of compliance with any provision of the Indenture or the Securities, or for waiver of any Default in respect thereof;

            (g) waive a default in the payment of principal of, interest on, or redemption payment with respect to, such Security (except a rescission of acceleration of the relevant Securities by the Holders thereof as provided in this Indenture and a waiver of the payment default that resulted from such acceleration);

            (h) modify the ranking or priority of the Securities; or

            (i) modify the provisions relating to any Offer to Purchase required under the covenants set forth in Section 3.12 or Section 3.17 hereof in a manner materially adverse to the Holders of Securities affected thereby.

      It is not necessary under this Section 9.2 for the Holders to consent to the particular form of any proposed supplemental indenture, but it is sufficient if they consent to the substance thereof.

      Upon the request of the Company, accompanied by an Officer's Certificate and a Board Resolution of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

      SECTION 9.3. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the Trust Indenture Act as then in effect.

      SECTION 9.4. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

      SECTION 9.5. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE X

                                  MISCELLANEOUS

      SECTION 10.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

      SECTION 10.2. Notices. Any notice or communication shall be in writing, in the English language and delivered in person or mailed by first-class mail or transmitted by facsimile (with written confirmation of receipt) addressed as follows:

            if to the Company:

            Dana Corporation
            4500 Dorr Street
            Toledo, Ohio  43615
            Attention:  Treasurer
            Facsimile:  419-535-4616

            if to the Trustee:

            Citibank, N.A.
            111 Wall Street, 14th Floor
            New York, New York  10005
            Attention: Citibank Agency & Trust
            Facsimile:  (212) 657-3862

      A party by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

      Where this Indenture provides for notice to Securityholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Securityholder affected by such event, at its address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

      In any case where notice to Securityholders is given by mail, neither the failure to mail a notice or communication to a Securityholder nor any defect in any notice so mailed shall affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. If by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice as provided above, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

      SECTION 10.3. Communication by Holders with other Holders. Securityholders may communicate pursuant to TIA Section 3l2(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA
Section 312(c).

      SECTION 10.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

            (a) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

      SECTION 10.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            (a) a statement that the individual making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

      In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officer's Certificate or on certificates of public officials.

      SECTION 10.6. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities Outstanding at the time shall be considered in any such determination.

      SECTION 10.7. Rules by Trustee, Registrar and Paying Agents. The Trustee may make reasonable rules for action by, or a meeting of, Securityholders. The Registrar and the Paying Agents may make reasonable rules for their functions.

      SECTION 10.8. Legal Holidays. In any case where any interest payment date, Redemption Date, repurchase date or Stated Maturity of any Security shall not be a Business Day (each, a "Legal Holiday"), then (notwithstanding any other provision of this Indenture or of any Security) payment of principal, premium, if any, or interest, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date; provided that no interest shall accrue on the amount so payable for the period from and after such interest payment date, Redemption Date, repurchase date or Stated Maturity, as the case may be, if the payment is made on the next succeeding Business Day.

      SECTION 10.9. GOVERNING LAW. THIS INDENTURE, THE SECURITIES AND ANY SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES.

      SECTION 10.10. No Recourse Against Others. An incorporator, director, officer, employee, stockholder or controlling person, as such, of each of the Company or any of its Subsidiaries shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

      SECTION 10.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

      SECTION 10.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

      SECTION 10.13. Qualification of Indenture. The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees and expenses for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officer's Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

      SECTION 10.14. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

      SECTION 10.15. Separability. In case any provision of this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      SECTION 10.16. Benefits of Indenture. Nothing in this Indenture or in the Securities, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                                     * * * *

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.

                                    DANA CORPORATION, as issuer



                                    By: /s/ A. Glenn Paton
                                        ------------------------------------
                                        Name: A. Glenn Paton
                                        Title:  Vice President - Treasurer

                                    CITIBANK, N.A., as
                                    Trustee and as Registrar and Paying Agent for the Securities



                                    By:  /s/ Patrick DeFelice
                                         -------------------------------
                                         Name: Patrick DeFelice
                                         Title:  Vice President

                                                                       EXHIBIT A


THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER,
(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES
(D), (E) AND (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[in the case of Global Securities, insert: THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER,

EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

                                DANA CORPORATION

                             10-1/8 % Note due 2010

No. __                                                               $______

ISIN:  __________
CUSIP:  ________

      DANA CORPORATION, a Virginia corporation (the "Company," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay ____________, or its registered assigns, the principal sum of _____________ [in the case of Global Securities insert: subject to such changes as shall be indicated on the Schedule of Increases or Decreases in Security attached hereto], on March 15, 2010.

      Interest Payment Dates: March 15 and September 15, commencing September 15, 2002.

      Regular Record Dates: March 1 and September 1.

      Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      IN WITNESS WHEREOF, the Company has caused this Security to be executed manually or by facsimile by its duly authorized officer.

Dated:                               DANA CORPORATION

                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:


Certificate of Authentication:

This is one of the Securities described in the within-mentioned Indenture.

                                     CITIBANK, N.A. , as Trustee


                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:


                                    Dated:
                                          -------------------------------

                           [REVERSE SIDE OF SECURITY]

                                DANA CORPORATION

                             10-1/8 % Note due 2010


      Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.    Principal and Interest.

      Dana Corporation, a Virginia corporation (such corporation and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at a rate of 10-1/8 % per annum from the Issue Date (as defined in the Indenture referred to below) until repayment at maturity or redemption. The Company will pay interest semiannually on March 15 and September 15 of each year (each, an "Interest Payment Date"), commencing September 15, 2002. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand, to the extent permitted by law, at the rate borne by this Security; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent permitted by law.

2.    Method of Payment.

      The Company will pay interest on the principal amount of the Securities as provided above on each Interest Payment Date, commencing September 15, 2002, to the persons which are Holders (as reflected in the Register at the close of business on the March 1 or September 1 immediately preceding the Interest Payment Date), in each case, even if the Security is canceled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Security to a Paying Agent on or after March 15, 2010.

      The Company will pay principal, premium, if any, and interest in U.S. Dollars. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

      Principal of, and premium, if any, and interest on, Definitive Securities will be payable, and Definitive Securities may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose. Principal of, and premium, if any, and interest on, Global Securities will be payable by the Company through the Trustee to the Depositary in immediately available funds. Holders of Definitive Securities will be entitled to receive interest payments by wire transfer in immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable Interest Payment Date. Such wire instructions, upon receipt by the Trustee, shall remain in effect until revoked by such Holder. If wire instructions have not been received by the Trustee with respect to any Holder of a Definitive Security, payment of interest may be made by check in immediately available funds mailed to such Holder at the address set forth upon the Register maintained by the Registrar for these Securities.

3.    Paying Agents and Registrar.

      Initially, Citibank, N.A., the Trustee under the Indenture, will act as Trustee, Paying Agent in New York City and Registrar. The Company may appoint and change the Paying Agent or transfer agent without notice to any Holder. The Company may also appoint one or more additional Paying Agents without notice to any Holder. The Company or any wholly owned Subsidiary may act as a Paying Agent, Registrar, co-registrar or transfer agent, subject to certain limitations.

4.    Indenture.

      The Company issued the Initial Securities under an Indenture dated as of March 11, 2002 (the "Indenture"), between the Company and Citibank, N.A., as trustee (the "Trustee"), and registrar and a paying agent for the Securities. The terms of the Initial Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"). The Initial Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

5.    Exchange Offer.

      In accordance with the terms of the Registration Rights Agreement dated March 6, 2002, between Salomon Smith Barney Inc. and the several other initial purchasers named therein, as initial purchasers, and the Company (the "Registration Rights Agreement"), if the Exchange Offer contemplated thereby is not completed on or before the date that is nine months after the Closing Date, the annual interest rate borne by this Security will be increased by 1.0% per annum until the exchange offer is completed. In addition, in the event that a shelf registration statement contemplated thereby is not declared effective within the time periods specified therein, the annual interest rate borne by this Security will be increased by 1.0% per annum until such shelf registration statement is declared effective. Whenever there is mentioned herein, in any context, the payment of interest on this Security, such mention shall be deemed to include mention of the payment of any additional interest to the extent that, in such context, any such additional interest is, was or would be payable in respect thereof pursuant to the provisions of this Security, the Indenture and the Registration Rights Agreement and express mention of the payment of additional interest (if applicable) in any provisions hereof shall not be construed as excluding additional interest in those provisions hereof where such express mention is not made.

      Notwithstanding any other provision of the Indenture or this Security: (i) accrued and unpaid interest on the Initial Securities at the time such Initial Securities are exchanged in the Exchange Offer shall be due and payable on the next Interest Payment Date for the Exchange Securities following completion of the Exchange Offer and shall be paid to the Holder on the relevant record date of the Exchange Securities issued in respect of the Initial Securities exchanged, and (ii) interest on the Exchange Securities issued in the Exchange Offer shall accrue from the most recent date to which interest has been paid on the Initial Securities or, if no interest has been paid, from the Issue Date.

6.    Redemption.

(a) Optional Redemption. The Company may, at its option, redeem the Securities in whole, or from time to time in part, at any time after March 15, 2006 upon not less than 30 or not more than 60 days' prior notice mailed to each Holder to be so redeemed at such Holders' registered address. The Notes shall be redeemed at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued and unpaid interest, if any, to but excluding the date of redemption, if redeemed during the 12-month period commencing on or after March 15 of the years set forth below:

                                                        REDEMPTION
YEAR                                                      PRICE
----                                                      -----
2006..........................................           105.063%
2007..........................................           102.531%
2008 and thereafter...........................           100.000%


Notwithstanding the foregoing, if a redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note being redeemed is registered at the close of business on such record date, and no additional interest will be payable to holders whose Notes will be subject to redemption by the Company.

            (b) In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the securities exchange, if any, on which the Securities are listed or, if the Securities are not so listed, then on a pro rata basis, by lot or by such other method as the Trustee shall deem to be fair and appropriate (and in such manner as complies with applicable legal requirements) provided that (i) Securities and portions thereof that the Trustee selects shall be in amounts of $1,000 or an integral multiple of $1,000 and (ii) no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Trustee or with a Paying Agent (or, if applicable, segregated and held in trust) money sufficient to pay the

Redemption Price of, and accrued and unpaid interest on, all the Securities which are to be redeemed on such date.

7.    Mandatory Redemption.

      Except as set forth in paragraph 8 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

8.    Repurchase at Option of Holder.

      If a Change of Control occurs, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Securities pursuant to the Change of Control offer on the terms set forth in this Indenture (a "Change of Control Offer"). In the Change of Control Offer, the Company shall offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Securities repurchased plus accrued and unpaid interest on the Securities repurchased to the date of purchase. Within 30 days following any Change of Control, the Company shall mail a notice to each Holder as set forth in the Indenture.

      In the event of certain Asset Dispositions and subject to certain limitations set forth in the Indenture, the Company shall make an Offer to Purchase the outstanding applicable issue of Securities at a purchase price in cash equal to 100% of their principal amount plus any accrued and unpaid interest thereon to the purchase date.

9.    Denominations; Transfer; Exchange.

      The Securities are in registered form without coupons in denominations of $1,000 of principal amount and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption. Also, it need not register the transfer or exchange of any Securities for a period beginning at the opening of 15 calendar days before the day of any selection of Securities for redemption under paragraph 6 hereof and ending at the close of business on the day of selection.

10.   Persons Deemed Owners.

      The registered Holder of a Security shall be treated as its owner for all purposes.

11.   Unclaimed Money.

      If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agents will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agents with respect to such money shall cease.

12.   Discharge Prior to Redemption or Maturity.

      Subject to certain conditions contained in the Indenture, at any time some or all of the obligations under the Securities and the Indenture may be terminated if the Company deposits with the Trustee money and/or U.S. Government Obligations sufficient to pay the principal of, and premium, if any, and interest on, the Securities to redemption or stated maturity, as the case may be.

13.   Amendment; Supplement; Waiver.

      Subject to certain exceptions as set forth in the Indenture, with the written consent of the Holders of a majority of the aggregate principal amount of the Outstanding Securities adversely affected by such supplemental indenture, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or supplemental indentures to add any provisions to or to change or eliminate any provisions of this Indenture or of any other supplemental indenture or to modify the rights of the Holders of such Securities. Without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution and the Trustee at any time and from time to time, may enter into supplemental indentures, in form reasonably satisfactory to the Trustee, to, among other things, cure any ambiguity, mistake or inconsistency provided that such action does adversely affect the rights of any Holder. The Holders of a majority in aggregate principal amount of Outstanding Securities by written notice to the Trustee may waive on behalf of the Holders of all Securities a past Default or Event of Default and its consequences except
(i) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest, if any, on any Security or (ii) an Event of Default resulting from the breach of a covenant or provision hereof which pursuant to the Indenture cannot be amended or modified without the consent of the Holder of each Outstanding Security adversely affected.

14.   Restrictive Covenants.

      The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to create Liens, incur Indebtedness and issue Preferred Stock, make Restricted Payments and make Asset Dispositions. In addition, the Indenture imposes certain limitations on the ability of the Company to engage in mergers and consolidations or transfers of all or substantially all of its assets. The Indenture requires the Company to deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officer's Certificate stating that in the course of the performance by the signer of his duties as an Officer of the Company he would normally have knowledge of any Default or Event of Default and whether or not the signer knows of any Default or Event of Default that occurred during such period. If he does, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

      After such time as: (1) the Securities have been assigned an Investment Grade rating by both Rating Agencies; (2) if the Investment Grade rating is BBB-, in the case of S&P, or Baa3, in the case of Moody's, it shall not be accompanied by either (i) in the case of S&P, a negative outlook, creditwatch negative or the equivalent thereof or (ii) in the case of Moody's, a negative outlook, a review for possible downgrade or the equivalent thereof; and (3) no Default under the Indenture has occurred and is continuing, and notwithstanding that the Securities may later cease to have an Investment Grade rating by either or both Rating Agencies or that the Investment Grade rating may later be accompanied by either or both items (2)(i) or (2)(ii) above, the Company and its Restricted Subsidiaries will not be subject to certain covenants.

15.   Defaults and Remedies.

      The Indenture specifies certain Events of Default and remedies. If an Event of Default occurs and is continuing, the principal amount hereof may be declared due and payable in the manner and with the effect provided in the Indenture. Upon such a declaration, such principal amount, premium, if any, and accrued and unpaid interest will become immediately due and payable. In the event of certain Events of Default relating to Bankruptcy Law, all unpaid principal of, premium, if any, and accrued and unpaid interest on the Securities then outstanding will ipso facto become due and payable.

16.   Trustee Dealings with the Company.

      Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

17.   No Recourse Against Others.

      An incorporator, director, officer, employee, stockholder or controlling person, as such, of each of the Company or its Subsidiaries shall not have any liability for any obligations of the Company under the Securities, this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

18.   Authentication.

      This Security shall not be valid until the Trustee (or authenticating agent) executes the certificate of authentication on the other side of this Security.

19.   Abbreviations.

      Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

20.   Additional Rights of Holders of Transfer Restricted Securities.

      In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement.

21.   GOVERNING LAW.

      THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, COUNTY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY.

22.   Successor Corporation.

      In the event a successor corporation assumes all the obligations of the Company under the Securities and the Indenture, pursuant to the terms thereof, the Company will be released from all such obligations.

      The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security. Requests may be made to:

                  Dana Corporation
                  4500 Dorr Street
                  Toledo, Ohio  43615
                  Attention:  Treasurer

                                 ASSIGNMENT FORM

      To assign this Security, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Security to:

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)


and irrevocably appoint to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:
      ---------------------

                                 Your Name:
                                           -------------------------------------
                                           Print your name exactly as it appears
                                           on the face of this Security)

                            Your Signature:
                                           -------------------------------------
                                           (Sign exactly as your name appears on
                                           the face of this Security)

Signature Guarantee*:
                     ---------------------------------


   * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

   If you want to elect to have this Security purchased by the Company pursuant to Section 3.12 or Section 3.17 of the Indenture, please check the appropriate box:

              [ ] Section 3.12                  [ ] Section 3.17

    If you want to elect to have only part of the Security purchased by the Company pursuant to Section 3.12 or Section 3.17 of the Indenture, state the amount you elect to have purchased:

                                $________________

Date:
     -------------------


                              Your Signature:__________________________________
                                             (Sign exactly as your name appears
                                             on the face of this Security)



                              Tax Identification No.:__________________________

Signature Guarantee*:   __________________


* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Form of Certificate to be Delivered in Connection with Transfers to Institutional Accredited Investors Pursuant to Section 2.7 of the Indenture.

                                 IAI Certificate

                                                                CUSIP __________
                                                                 ISIN __________

Dana Corporation
c/o Citibank, N.A., as Trustee
111 Wall Street, 14th Floor
New York, New York 10005
Attention: Citibank Agency & Trust

            Re:      Dana Corporation
                     10-1/8 % Notes due 2010

Dear Sirs:

      This certificate is delivered to request a transfer of $___________ principal amount of the 10-1/8 % Notes due 2010 (the notes) of Dana Corporation (the Company).

      Upon transfer, the notes would be registered in the name of the new beneficial owner as follows:

      Name:

      Address:

      Taxpayer ID Number:

      The undersigned Transferee represents and warrants to you that:

      1. We are an institutional "accredited investor" (as defined in Rule 50l(a)(l), (2), (3) or (7) under the Securities Act of 1933, as amended (the Securities Act)), purchasing for our own account or for the account of such an institutional "accredited investor" in each case in a minimum principal amount of notes of $250,000 and we are acquiring the notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the notes and we invest in or purchase securities similar to the notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or their investment.

      2. We understand that the notes have not been registered under the Securities Act and, unless so registered, may not be offered, sold or otherwise transferred except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing notes to offer, sell or otherwise transfer such notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such notes (or any predecessor thereto) (the Resale Restriction Termination Date) only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (Rule 144A), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (QIB) that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that is purchasing for its own account or for the account of such institutional "accredited investor," in each case in a minimum principal amount of notes of $250,000, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that it is acquiring such notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer of the notes prior to the Resale Restriction Termination Date pursuant to clauses (d), (e) and (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

      3. You are entitled to rely upon this letter, and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Transferee:                             Transferor:


By:__________________________           By:________________________


Date:                                   Date:

Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S Pursuant to Section 2.8 of the Indenture.

                            Regulation S Certificate

                                                                 CUSIP _________
                                                                 ISIN __________

Dana Corporation
c/o Citibank, N.A., as Trustee
111 Wall Street, 14th Floor
New York, New York 10005
Attention: Citibank Agency & Trust

            Re:      Dana Corporation
                     10-1/8  % Notes due 2010

Ladies and Gentlemen:

      This certificate is delivered to request a transfer of $___________ principal amount of the 10-1/8 % Notes due 2010 (the notes) of Dana Corporation (the Company).

      Upon transfer, the notes would be registered in the name of the new beneficial owner as follows:

      Name:

      Address:

      Taxpayer ID Number:

      In connection with our proposed sale of $__________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the Securities Act), and, accordingly, we represent that:

      (a) the offer of the Securities was not made to a person in the United States;

      (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

      (c) neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

      (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

      In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(l) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(l), as the case may be.

      You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                    Transferor:


                                    By: __________________________


                                    Date:

[in the case of Global Securities, insert:

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

   The initial principal amount of this Global Security is $________. The following increases or decreases in this Global Security have been made:

              Amount of       Amount of
             decrease in     increases in        Principal Amount of
              Principal     Principal Amount    this Global Security        Signature of
              Amount of          of                following such       authorized officer of
 Date of     This Global     this Global            decrease (or             Trustee or
Exchange      Security        Security               increase)               Depositary
--------      --------        --------               ---------               ----------




                                                                       EXHIBIT B


[in the case of Global Securities, insert: THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

                                DANA CORPORATION

                             10-1/8 % Note due 2010

No. __                                                            $______

ISIN:  ___________
CUSIP:  ________


      DANA CORPORATION, a Virginia corporation (the "Company," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay ___________________, or its registered assigns, the principal sum of ___________________ [in the case of Global Securities insert: subject to such changes as shall be indicated on the Schedule of Increases or Decreases in Security attached hereto], on March 15, 2010.

      Interest Payment Dates: March 15 and September 15, commencing September 15, 2002.

      Regular Record Dates: March 1 and September 1.

      Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      IN WITNESS WHEREOF, the Company has caused this Security to be executed manually or by facsimile by its duly authorized officer.

Dated:                              DANA CORPORATION

                                    By:
                                        -----------------------------------
                                        Name:
                                        Title:


Certificate of Authentication:

This is one of the Securities described in the within-mentioned Indenture.

                                    CITIBANK, N.A. , as Trustee


                                    By:
                                        -----------------------------------
                                        Name:
                                        Title:


                                    Dated:
                                          ---------------------------------

                           [REVERSE SIDE OF SECURITY]

                                DANA CORPORATION

                             10-1/8% Note due 2010

      Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.    Principal and Interest.

      Dana Corporation, a Virginia corporation (such corporation and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at a rate of 10-1/8 % per annum from the most recent date to which interest has been paid on the Initial Securities in respect of which this Security has been issued in exchange or, if no interest has been paid, from the Issue Date (as defined in the Indenture referred to below) until repayment at maturity or redemption. The Company will pay interest semiannually on March 15 and September 15 of each year (each, an "Interest Payment Date"), commencing September 15, 2002. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand, to the extent permitted by law, at the rate borne by this Security; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent permitted by law.

2.    Method of Payment.

      The Company will pay interest on the principal amount of the Securities as provided above on each Interest Payment Date, commencing September 15, 2002, to the persons which are Holders (as reflected in the Register at the close of business on the March 1 or September 1 immediately preceding the Interest Payment Date), in each case, even if the Security is canceled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Security to a Paying Agent on or after March 15, 2010.

      The Company will pay principal, premium, if any, and interest in U.S. Dollars. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

      Principal of, and premium, if any, and interest on, Definitive Securities will be payable, and Definitive Securities may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose. Principal of, and premium, if any, and interest on, Global Securities will be payable by the Company through the Trustee to the Depositary in immediately available funds. Holders of Definitive Securities will be entitled to receive interest payments by wire transfer in immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable Interest Payment Date. Such wire instructions, upon receipt by the Trustee, shall remain in effect until revoked by such Holder. If wire instructions have not been received by the Trustee with respect to any Holder of a Definitive Security, payment of interest may be made by check in immediately available funds mailed to such Holder at the address set forth upon the Register maintained by the Registrar for these Securities.

3.    Paying Agents and Registrar.

      Initially, Citibank, N.A., the Trustee under the Indenture, will act as Trustee, Paying Agent in New York City and Registrar. The Company may appoint and change the Paying Agent or transfer agent without notice to any Holder. The Company may also appoint one or more additional Paying Agents without notice to any Holder. The Company or any wholly owned Subsidiary may act as a Paying Agent, Registrar, co-registrar or transfer agent, subject to certain limitations.

4.    Indenture.

      The Company issued the Securities under an Indenture dated as of March 11, 2002 (the "Indenture"), between the Company, Citibank, N.A., as trustee (the "Trustee"), and registrar and a paying agent for the Securities. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"). The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

5.    Redemption.

            (a) Optional Redemption. The Company may, at its option, redeem the Securities in whole, or from time to time in part, at any time after March 15, 2006 upon not less than 30 or not more than 60 days' prior notice mailed to each Holder to be so redeemed at such Holders' registered address. The Notes shall be redeemed at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued and unpaid interest, if any, to but excluding the date of redemption, if redeemed during the 12-month period commencing on or after March 15 of the years set forth below:

YEAR                                                 REDEMPTION
                                                       PRICE
2006..........................................        105.063%
2007..........................................        102.531%
2008 and thereafter...........................        100.000%


Notwithstanding the foregoing, if a redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note being redeemed is registered at the close of business on such record date, and no additional interest will be payable to holders whose Notes will be subject to redemption by the Company.

            (b) In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the securities exchange, if any, on which the Securities are listed or, if the Securities are not so listed, then on a pro rata basis, by lot or by such other method as the Trustee shall deem to be fair and appropriate (and in such manner as complies with applicable legal requirements) provided that (i) Securities and portions thereof that the Trustee selects shall be in amounts of $1,000 or an integral multiple of $1,000 and (ii) no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Trustee or with a Paying Agent (or, if applicable, segregated and held in trust) money sufficient to pay the Redemption Price of, and accrued and unpaid interest on, all the Securities which are to be redeemed on such date.

6.    Mandatory Redemption.

      Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

7.    Repurchase at Option of Holder.

      If a Change of Control occurs, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Securities pursuant to the Change of Control offer on the terms set forth in this Indenture (a "Change of Control Offer"). In the Change of Control Offer, the Company shall offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Securities repurchased plus accrued and unpaid interest on the Securities repurchased to the date of purchase. Within 30 days following any Change of Control, the Company shall mail a notice to each Holder as set forth in the Indenture.

      In the event of certain Asset Dispositions and subject to certain limitations set forth in the Indenture, the Company shall make an Offer to Purchase the outstanding applicable issue of Securities at a purchase price in cash equal to 100% of their principal amount plus any accrued and unpaid interest thereon to the purchase date.

8.    Denominations; Transfer; Exchange.

      The Securities are in registered form without coupons in denominations of $1,000 of principal amount and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption. Also, it need not register the transfer or exchange of any Securities for a period beginning at the opening of 15 calendar days before the day of any selection of Securities for redemption under paragraph 6 hereof and ending at the close of business on the day of selection.

9.    Persons Deemed Owners.

      The registered Holder of a Security shall be treated as its owner for all purposes.

10.   Unclaimed Money.

      If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agents will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agents with respect to such money shall cease.

11.   Discharge Prior to Redemption or Maturity.

      Subject to certain conditions contained in the Indenture, at any time some or all of the obligations under the Securities and the Indenture may be terminated if the Company deposits with the Trustee money and/or U.S. Government Obligations sufficient to pay the principal of, and premium, if any, and interest on, the Securities to redemption or stated maturity, as the case may be.

12.   Amendment; Supplement; Waiver.

      Subject to certain exceptions as set forth in the Indenture, with the written consent of the Holders of a majority of the aggregate principal amount of the Outstanding Securities adversely affected by such supplemental indenture, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or supplemental indentures to add any provisions to or to change or eliminate any provisions of this Indenture or of any other supplemental indenture or to modify the rights of the Holders of such Securities. Without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution and the Trustee at any time and from time to time, may enter into supplemental indentures, in form reasonably satisfactory to the Trustee, to, among other things, cure any ambiguity, mistake or inconsistency provided that such action does adversely affect the rights of any Holder. The Holders of a majority in aggregate principal amount of Outstanding Securities by written notice to the Trustee may waive on behalf of the Holders of all Securities a past Default or Event of Default and its consequences except
(i) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest, if any, on any Security or (ii) an Event of Default resulting from the breach of a covenant or provision hereof which pursuant to the Indenture cannot be amended or modified without the consent of the Holder of each Outstanding Security adversely affected.

13.   Restrictive Covenants.

      The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to create Liens, incur Indebtedness and issue Preferred Stock, make Restricted Payments and make Asset Dispositions. In addition, the Indenture imposes certain limitations on the ability of the Company to engage in mergers and consolidations or transfers of all or substantially all of its assets. The Indenture requires the Company to deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officer's Certificate stating that in the course of the performance by the signer of his duties as an Officer of the Company he would normally have knowledge of any Default or Event of Default and whether or not the signer knows of any Default or Event of Default that occurred during such period. If he does, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

      After such time as: (1) the Securities have been assigned an Investment Grade rating by both Rating Agencies; (2) if the Investment Grade rating is BBB-, in the case of S&P, or Baa3, in the case of Moody's, it shall not be accompanied by either (i) in the case of S&P, a negative outlook, creditwatch negative or the equivalent thereof or (ii) in the case of Moody's, a negative outlook, a review for possible downgrade or the equivalent thereof; and (3) no Default under the Indenture has occurred and is continuing, and notwithstanding that the Securities may later cease to have an Investment Grade rating by either or both Rating Agencies or that the Investment Grade rating may later be accompanied by either or both items (2)(i) or (2)(ii) above, the Company and its Restricted Subsidiaries will not be subject to certain covenants.

14.   Defaults and Remedies.

      The Indenture specifies certain Events of Default and remedies. If an Event of Default occurs and is continuing, the principal amount hereof may be declared due and payable in the manner and with the effect provided in the Indenture. Upon such a declaration, such principal amount, premium, if any, and accrued and unpaid interest will become immediately due and payable. In the event of certain Events of Default relating to Bankruptcy Law, all unpaid principal of, premium, if any, and accrued and unpaid interest on the Securities then outstanding will ipso facto become due and payable.

15.   Trustee Dealings with the Company.

      Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

16.   No Recourse Against Others.

      An incorporator, director, officer, employee, stockholder or controlling person, as such, of each of the Company or its Subsidiaries shall not have any liability for any obligations of the Company under the Securities, this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

17.   Authentication.

      This Security shall not be valid until the Trustee (or authenticating agent) executes the certificate of authentication on the other side of this Security.

18.   Abbreviations.

      Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

19.   Additional Rights of Holders of Transfer Restricted Securities.

      In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement.

20.   GOVERNING LAW.

      THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, COUNTY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY.

21.   Successor Corporation.

      In the event a successor corporation assumes all the obligations of the Company under the Securities and the Indenture, pursuant to the terms thereof, the Company will be released from all such obligations.

      The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security. Requests may be made to:

                  Dana Corporation
                  4500 Dorr Street
                  Toledo, Ohio  43615
                  Attention:  Treasurer

                                 ASSIGNMENT FORM

      To assign this Security, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Security to:

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:
      ------------------

                               Your Name:
                                          --------------------------------------
                                          (Print your name exactly as it appears
                                          on the face of this Security)

                          Your Signature:
                                          --------------------------------------
                                          (Sign exactly as your name appears on
                                          the face of this Security)

Signature Guarantee*:
                     ---------------------


   * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

   If you want to elect to have this Security purchased by the Company pursuant to Section 3.12 or Section 3.17 of the Indenture, please check the appropriate box:

              [ ] Section 3.12                  [ ] Section 3.17

    If you want to elect to have only part of the Security purchased by the Company pursuant to Section 3.12 or Section 3.17 of the Indenture, state the amount you elect to have purchased:

                                $________________

Date: ________________


                            Your Signature: ____________________________________
                                           (Sign exactly as your name appears on
                                           the face of this Security)


                    Tax Identification No.: ____________________________________


Signature Guarantee*:   __________________


* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[in the case of Global Securities, insert:

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

   The initial principal amount of this Global Security is $________. The following increases or decreases in this Global Security have been made:

              Amount of        Amount of
             decrease in      increases in       Principal Amount of
              Principal     Principal Amount    this Global Security         Signature of
              Amount of           of                following such       authorized officer of
 Date of     This Global      this Global            decrease (or             Trustee or
Exchange      Security         Security               increase)               Depositary
--------      --------         --------               ---------               ----------
